                                                                    EXHIBIT 99.1

The Information in this Prospectus Supplement is not complete and may be changed. We may not sell these notes until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these notes and it is not soliciting an offer to buy these notes in any state where the offer or sale is not permitted.

Subject to completion, dated _____, 1998.
Prospectus Supplement to Prospectus dated _______, 1998

-------------------

FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
Issuer                                                   $______________
FIRST SIERRA FINANCIAL, INC.                    Equipment Contract Backed Notes,
Originator and Servicer                                    Series 1998-1
FIRST SIERRA RECEIVABLES III, INC.
Depositor

-------------------

The First Sierra Equipment Contract Trust 1998-1 will issue six classes of Notes backed solely by a pledge of the assets of the Trust. The assets of the Trust will consist primarily of a pool of finance leases and commercial loans and a security interest in the related underlying equipment or other property.



--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE __ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

The Notes represent interests in the Trust only and are not interests in or obligations of any other person.

Neither the Notes nor the underlying leases and loans will be insured or guaranteed by any governmental agency or instrumentality or by any other person.
--------------------------------------------------------------------------------

THE NOTES--

- Of the six classes of Notes issued by the Trust, only the three classes of Notes set forth in the table below are offered by this Prospectus Supplement.

- Interest and principal on the Notes is scheduled to be paid monthly, on the 10th day of the month, or the business day immediately following such 10th day. The first scheduled payment date is ________.

CREDIT ENHANCEMENT--

- The Notes are issued in descending alphabetical order. Each class of Notes with a lower alphabetical designation is subordinate to all classes of Notes having a higher alphabetical designation. Subordination of a class of Notes provides credit enhancement for each class of Notes having a higher alphabetical designation.

- The Trust is also issuing a Trust Certificate representing the entire beneficial ownership interest in the Trust. Payments on the Trust Certificate are subordinated to the payments due on the Notes. Subordination of the Trust Certificate provides credit enhancement for all of the Notes.

         Initial Aggregate                                               Underwriting    Proceeds to the
Class       Note Balance         Note Rate         Price to Public(1)       Discount       Depositor(2)

 A-1             $                   %                     %                    %              $
 A-2             $                   %                     %                    %              $
  B              $                   %                     %                    %              $
Total            $                                         $                    $              $

------------------------

(1)  Plus accrued interest, if any, from _____, 1998.
(2)  Before deducting expenses, estimated to be $________.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FIRST UNION CAPITAL MARKETS                   PRUDENTIAL SECURITIES INCORPORATED

              The date of this Prospectus Supplement is _____, 1998

                IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
               IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

         We provide information to you about the Notes in two separate documents that progressively provide more detail: (1) the accompanying Prospectus, which provides general information, some of which may not apply to your series of Notes, and (2) this Prospectus Supplement, which describes the specific terms of your series of Notes.

         This Prospectus Supplement does not contain complete information about the offering of the Offered Notes. Additional information is contained in the Prospectus. You are urged to read both this Prospectus Supplement and the Prospectus in full. We can not sell the Offered Notes to you unless you have received both this Prospectus Supplement and the Prospectus.

         IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the Offered Notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Notes offered pursuant to this Prospectus Supplement. This Prospectus Supplement and the Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. You may inspect and copy the Registration Statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Unless and until definitive Notes are issued, periodic and annual unaudited reports containing information concerning the leases and loans will be prepared by the Servicer and sent on behalf of the

Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holders of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                           INCORPORATION BY REFERENCE

                                TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT THE INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS................................................2
AVAILABLE INFORMATION..........................................................2
REPORTS TO NOTEHOLDERS.........................................................2
INCORPORATION BY REFERENCE.....................................................3
TABLE OF CONTENTS..............................................................4
SUMMARY........................................................................5
    Parties....................................................................5
        The Trust..............................................................5
        The Depositor..........................................................5
        The Originator and the Servicer........................................5
        The Sellers............................................................5
        The Indenture Trustee..................................................5
        The Owner Trustee......................................................5
    Description of the Securities..............................................6
        The Offered Notes......................................................6
        The Non-Offered Notes..................................................7
        The Trust Certificate..................................................7
    Payments on the Notes......................................................7
        Interest...............................................................7
        Principal..............................................................7
    Flow of Funds..............................................................8
    Credit Enhancement........................................................10
    The Trust Assets..........................................................10
        General...............................................................10
        Origination and Acquisition...........................................10
        Notice Concerning the Statistical Information
          in this Prospectus Supplement.......................................11
        Characteristics of the Contracts......................................13
    Servicing.................................................................13
    Substitutions and Modifications...........................................14
    Advances..................................................................14
    Repurchases for Breaches of Representations and Warranties................15
    Certain Legal Aspects of the Contracts....................................15
    Optional Redemption.......................................................16
    Tax Status................................................................16
    ERISA Considerations......................................................16
    Rating of the Offered Notes...............................................16
RISK FACTORS..................................................................17
THE RECEIVABLES...............................................................18
    The Equipment.............................................................18
    The Contracts.............................................................18
    Substitutions and Modifications...........................................20
THE SELLERS...................................................................28
FIRST SIERRA..................................................................28
    Private Label Program.....................................................29
        General...............................................................29
        Underwriting Procedures...............................................29
    Broker Program............................................................30
    Vendor Program............................................................31
THE SERVICER..................................................................31
    Delinquency and Loss Experience...........................................32
    Collection Policies.......................................................33
FORMATION OF THE TRUST........................................................34
    General...................................................................34
LEGAL PROCEEDINGS.............................................................34
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION....................34
    The Owner Trustee.........................................................34
    The Indenture Trustee.....................................................34
    The Trust Assets..........................................................35
DESCRIPTION OF THE NOTES......................................................35
    General...................................................................35
    Conveyance of Receivables.................................................36
    Representations and Warranties of First Sierra............................37
    Indemnification...........................................................39
    The Accounts..............................................................39
    Servicer Advances.........................................................39
    Flow of Funds.............................................................40
    Withholding...............................................................53
    Reports to Noteholders....................................................53
    Optional Redemption.......................................................55
    Remittance and Other Servicing Procedures.................................55
    Servicing Compensation and Payment of
    Expenses..................................................................56
    Evidence as to Compliance.................................................56
    Certain Matters Relating to the Servicer..................................57
    Events of Servicing Termination...........................................57
    Rights Upon an Event of Servicing Termination.............................58
    Events of Default.........................................................58
    Termination of the Trust..................................................59
    Amendment.................................................................59
THE INDENTURE TRUSTEE.........................................................60
    General...................................................................60
    Duties and Immunities of the Indenture Trustee............................60
THE OWNER TRUSTEE.............................................................61
PREPAYMENT AND YIELD
CONSIDERATIONS................................................................61
    Weighted Average Lives of the Offered Notes...............................62
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................66
    Tax Characterization of the Trust.........................................66
    Tax Consequences to Holders of the Notes..................................66
STATE AND LOCAL TAX CONSIDERATIONS............................................69
ERISA CONSIDERATIONS..........................................................70
LEGAL INVESTMENT..............................................................71
RATINGS.......................................................................71
METHOD OF DISTRIBUTION........................................................71
LEGAL MATTERS.................................................................72
REPORT OF PUBLIC INDEPENDENT ACCOUNTANTS......................................73
INDEX OF PRINCIPAL DEFINED TERMS..............................................76

                                     SUMMARY

- This summary highlights selected information from this Prospectus Supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Notes, read carefully this entire Prospectus Supplement and the accompanying Prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

- You can find a listing of the pages where capitalized terms used in this summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-__ in this Prospectus Supplement and under the caption "Index of Terms" beginning on page __ in the accompanying Prospectus.

                         -------------------------------


PARTIES

THE TRUST

First Sierra Equipment Contract Trust 1998-1 (the "Trust"), a Delaware business trust. The Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") between the Depositor and the Owner Trustee. The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

THE DEPOSITOR

First Sierra Receivables III, Inc. (the "Depositor"), a Delaware corporation. The Depositor is a wholly-owned special-purpose subsidiary of the Servicer. The principal office of the Depositor is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (___) ________.

THE ORIGINATOR AND THE SERVICER

First Sierra Financial, Inc. ("First Sierra" or the "Originator" and, in its separate capacity as servicer, the "Servicer"), a Texas corporation. The principal office of First Sierra is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (___) _____.

THE SELLERS

The Originator, together with certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (the "Sellers").

THE INDENTURE TRUSTEE

Bankers Trust Company (the "Indenture Trustee" or "Bankers Trust Company"), a New York banking corporation. The corporate trust offices of the Indenture Trustee are located at Four Albany Street, New York, New York 10006, and its telephone number is (212) 250-4237.

THE OWNER TRUSTEE

First Union Trust Company, National Association (the "Owner Trustee"), a national banking association. The corporate trust offices of the Owner Trustee are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (___) ________.

DESCRIPTION OF THE SECURITIES

The Trust will issue six classes (each, a "Class") of its Equipment Contract Backed Notes (the "Notes") pursuant to an Indenture, dated as of September 1, 1998 (the "Indenture"), among the Trust, the Servicer and the Indenture Trustee. The Notes are designated as the "Class A-1 Notes", the "Class A-2 Notes", the "Class B Notes", the "Class C Notes", the "Class D Notes" and the "Class E Notes". The Class A-1 Notes and the Class A-2 are collectively referred to as the "Class A Notes".

The Class A-1, Class A-2 and Class B Notes (collectively, the "Offered Notes") are offered pursuant to this Prospectus Supplement. The Class C, Class D and Class E Notes (collectively, the "Non-Offered Notes") are not offered pursuant to this Prospectus Supplement. We will sell the Non-Offered Notes to qualified institutional investors in private transactions. Holders of the Notes are referred to herein as "Noteholders".

The Notes will be backed solely by a pledge of the assets of the Trust (the "Trust Assets"), which consist primarily of a segregated pool of finance leases and commercial loans (the "Contracts") and a security interest in the related underlying equipment or other property (collectively with the Contracts, the "Receivables").

Pursuant to the Trust Agreement, the Trust will issue a certificate (the "Trust Certificate") representing the entire beneficial ownership interest in the Trust. The Trust Certificate is subordinate to the Notes.

THE OFFERED NOTES

Each Class of Offered Notes will have the initial principal amount (each, an "Initial Note Principal Balance") and interest rate (each, a "Note Rate") set forth in the following table. The dates on which the final payment of principal and interest on each Class of Offered Notes is expected to be made (each, an "Expected Final Payment Date") and must ultimately be made (each, a "Legal Final Maturity Date") are also set forth in the following table.


                    Initial Note                                     Expected Final             Legal Final               CUSIP
Class             Principal Balance                Note Rate          Payment Date             Maturity Date             Number
-----             -----------------                ---------          ------------             -------------             ------
 A-1                     $                            %
 A-2                     $                            %
  B                      $                            %

The aggregate Initial Note Principal Balance of the Offered Notes (the "Initial Offered Note Principal Balance") is equal to $___________. The sum of the Class A-1 Initial Note Principal Balance and the Class A-2 Initial Note Principal Balance (the "Class A Initial Note Principal Balance") is equal to
$__________.

The Offered Notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The Offered Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

THE NON-OFFERED NOTES

The following table sets forth the Initial Note Principal Balance and the Note Rate with respect to each Class of Non-Offered Notes.

                    Initial Note
Class             Principal Balance          Note Rate
-----             -----------------          ---------
  C                       $                      %
  D                       $                      %
  E                       $                      %

THE TRUST CERTIFICATE

The Trust Certificate represents the ownership of the Trust. Payments in respect of the Trust Certificate are subordinate to payments in respect of the Notes.

The principal balance of the Trust Certificate (the "Trust Certificate Principal Balance") will equal the excess of the aggregate discounted value of the scheduled payments remaining on the Contracts (the "Aggregate Discounted Contract Principal Balance") over the sum of the Note Principal Balances of each Class of Notes (the "Aggregate Note Principal Balance").

The Depositor must retain the Trust Certificate. The Depositor, as holder of the Trust Certificate, is referred to herein as the "Residual Holder".

PAYMENTS ON THE NOTES

Principal and interest is scheduled to be paid to the Noteholders on the 10th day of each month, or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"), commencing on ________. The Indenture Trustee will make payments to the Noteholders of record as of the close of business on the first day of such month (each, a "Record Date"). Payments made on each Payment Date will relate to the collections received in respect of the Receivables during the period beginning on the opening of business on the second day of the immediately preceding calendar month and ending on the close of business on the first day of the calendar month in which such Payment Date occurs (each, a "Collection Period").

INTEREST

The Noteholders of each Class of Notes will be entitled to receive distributions of interest (the "Note Current Interest") on each Payment Date. Interest will accrue during the related interest accrual period on each Class at the related Note Rate on the outstanding Note Principal Balance. The interest accrual period for each Class of Notes is the period beginning on and including the prior Payment Date (or, in the case of the initial Payment Date, ________ (the "Closing Date")) and ending on but excluding the current Payment Date.

For the Class A-1 Notes, the Note Current Interest for a Payment Date is based on the actual number of days elapsed in the related Interest Accrual Period in a 360-day year. For the Notes other than the Class A-1 Notes, the Note Current Interest for a Payment Date is based on a 360-day year consisting of twelve 30-day months.

Interest on a Class of Notes which is not paid as scheduled ("Overdue Interest") is due on the following Payment Date and will accrue interest at a rate equal to the Note Rate for such Class plus 1%.

PRINCIPAL

On each Payment Date, the Noteholders are scheduled to receive an amount of principal (the "Base Principal Amount") generally equal to the sum of actual principal collections, payments by the [Originator] for Contracts repurchased by it and writedowns of any defaulted contracts, each during the related Collection Period. The Noteholders of each Class of Notes are scheduled to receive a percentage of this Base

Principal Amount. Each Class's percentage (each, a "Principal Payment Percentage") will equal such Class's Initial Note Principal Balance divided by the initial Aggregate Discounted Contract Principal Balance of the Contracts.

However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. Principal amounts which are not paid as scheduled ("Overdue Principal") are due on the following Payment Date.

FLOW OF FUNDS

On each Payment Date, amounts received during the related Collection Period in respect of the Receivables (the "Available Funds") are to be paid, until such Available Funds are exhausted, in the following order of priority:

first to the payment of certain fees and expenses of the Servicer and the Indenture Trustee;

second to the payment of interest due, including Overdue Interest, on the outstanding Notes on such Payment Date, in descending alphabetical order starting with the Class A Notes. Classes with a higher alphabetical designation are paid in full before Classes with a lower alphabetical designation are paid any amount. Amounts distributed to the Class A Noteholders are shared by the Class A-1 and Class A-2 Noteholders in proportion to the outstanding Note Principal Balance of each Class;

- However, no payment of interest will be made on the Class B, Class C, Class D or Class E Notes if such payment would result in a situation where there are not enough funds to pay the principal due on the Class A Notes on such Payment Date (such event, an "Available Funds Shortfall"). In such an event, the amount necessary to pay the principal due on the Class A Notes would be withheld from the interest distribution and distributed to the Class A Noteholders as principal.

third to the payment of principal due, including Overdue Principal, on the outstanding Notes on such Payment Date, in descending alphabetical order starting with the Class A Notes. Classes with a higher alphabetical designation are paid in full before Classes with a lower alphabetical designation are paid any amount. Amounts distributed to the Class A Noteholders are paid first to the Class A-1 Noteholders until the Class A-1 Note Principal Balance is reduced to zero, and then are paid to the Class A-2 Noteholders; and

- However, during the continuance of a Restricting Event, principal will not be paid as set forth above, but will instead be paid to the most senior Class of Notes then outstanding.

-        A "Restricting Event" means the occurrence of any of:

         - an event of servicing termination which is not cured within applicable grace periods;

         -         a Gross Charge-Off Event; or

         -         a Delinquency Trigger Event.

- A "Gross Charge-Off Event" occurs when, over any six-month period, the average Discounted Contract Principal Balance of all Defaulted Contracts exceeds 2.5% of the Aggregate Discounted Contract Principal Balance of all Contracts.

- A "Delinquency Trigger Event" occurs when, over any six-month period, the average Discounted Contract Principal

Balance of all of the Contracts for which payments have not been made for more than 30 days ("Delinquent Contracts") exceeds 7.5% of the Aggregate Discounted Contract Principal Balance of all Contracts.

fourth   any remaining funds are paid to the Residual Holder.

- However, if any distribution to be made to the Residual Holder would cause the Trust Certificate Principal Balance to be less than 3% of the initial Aggregate Discounted Contract Principal Balance, then such distribution will not be paid to the Residual Holder, but will instead be distributed to the Noteholders as an additional distribution of principal. Such distribution will be made to each Class of Notes in proportion to such Class's Principal Payment Percentage.

- Further, during the continuance of a Restricting Event, no distribution will be made to the Residual Holders. Rather, such amount will be paid to the most senior Class of Notes then outstanding.

The following chart diagrams the flow of funds described above. Both the information in the chart and described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Notes--Flow of Funds."


                                    [GRAPH]



______The solid line indicates the flow of funds under normal circumstances. -..-..The dashed and dotted line indicates the flow of funds during an Available Funds Shortfall. Starting with the most junior Class of Notes, funds are diverted to the extent necessary to pay the Class A Base Principal Distribution Amount.
------The dashed line indicates the flow of funds during a Restricting Event. During a Restricting Event, only the most senior Class of Notes outstanding receives principal. Principal payable to more subordinate Classes of Notes or the amounts payable to the Residual Holder are diverted to the most senior Class of Notes outstanding. The chart assumes the Class A Notes are outstanding.

CREDIT ENHANCEMENT

The credit enhancement available for the benefit of any Class of Notes is provided by each Class of Notes having a lower alphabetical designation than such Class of Notes, as well as by the Trust Certificate. Losses caused by defaults on the underlying contracts will be absorbed first, by the Residual Holder, second, to the Class E Noteholders, third, by the Class D Class Noteholders, fourth, by the Class C Class Noteholders and fifth, by the Class B Noteholders. Thus, before any losses are allocated to a Class of Notes, the Note Principal Balance of each Class of Notes subordinate to such Class, as well as the Trust Certificate Principal Balance, must be reduced to zero.

In addition, upon the occurrence of a Restricting Event, amounts otherwise payable to the subordinate Noteholders and the Residual Holder will be suspended and shall be disbursed to the most senior Class of Notes then outstanding, as a further reduction of the outstanding Note Principal Balance of such Class.

THE TRUST ASSETS

GENERAL

The assets of the Trust (the "Trust Assets") will consist of:

- a segregated pool of direct finance leases and commercial loans (collectively, the "Contracts"), together with all monies received relating thereto on or after September 1, 1998 (the "Cut-Off Date");

- the security interest of the Originator or its affiliate, in the equipment or other property securing such Contracts (the "Equipment" and, together with the Contracts, the "Receivables");

-        all funds on deposit in certain accounts relating to the Receivables;
         and

- certain of the Originator's rights under insurance policies relating to the Receivables.

Any security deposits received by the Servicer with respect to the Contracts will be retained by the Servicer, and such amounts will not be available to the Trust in the event of the liquidation of the related Contracts.

ORIGINATION AND ACQUISITION

Each Contract was previously originated by either:

- a third-party unaffiliated with First Sierra (each, a "Source") and acquired by First Sierra through its Private Label Program; or

-        First Sierra directly through its Vendor or Broker Program.

First Sierra acquired each Private Label Contract pursuant to an agreement between First Sierra and the related Source (each such agreement, a "Source Agreement"). Under each Source Agreement, First Sierra has acquired all right, title and interest of such Source in and to the related Contract, together with a security interest in such Source's right, title and interest in and to the related Equipment.

The Sellers will transfer the Receivables to the Trust pursuant to a Receivables Transfer Agreement (the "Receivables Transfer Agreement") among the Sellers and the Trust. The Trust will pledge the Receivables to the Indenture Trustee, for the benefit of the Noteholders, pursuant to the Indenture. The Servicer will service the Receivables pursuant to the Servicing Agreement,(the "Servicing Agreement") among the Servicer, the Trust and the Indenture Trustee. The Trust Agreement, the Indenture, the Receivables Transfer Agreement and the Servicing Agreement are referred to collectively herein as the "Transaction Documents".

The Originator, in its capacity as such, will make certain representations and warranties with respect to, among other things, the Equipment and the Contracts, which representations and warranties will be assigned to the Indenture Trustee under the Indenture.

All of the Contracts:

-        which are in the form of leases are characterized as "finance leases;"

- require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments;" require that the obligor under such Contract (the "Obligor") assumes all responsibility with respect to the related Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance; and

- contain "hell or high water" provisions, which unconditionally obligate the Obligor to make all Scheduled Payments without setoff.

NOTICE CONCERNING THE STATISTICAL INFORMATION IN THIS PROSPECTUS SUPPLEMENT

The statistical information in this Prospectus Supplement concerning the Receivables is based on the pool of Receivables that existed on September 1, 1998 (the "Statistic Calculation Date"). Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool and may not be included in the final pool. Moreover, certain Contracts that are not included in the pool as of the Statistic Calculation Date may be included in the final pool. While the statistical distribution of the characteristics for the final Receivables pool as of the Closing Date will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, such variance will not be material.

As of the Statistic Calculation Date, the Contracts will have an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of ____% (the "Statistical Discount Rate")) of approximately $_____________ (the "Statistical Discounted Contract Principal Balance"). The actual discount rate is _____% (the "Discount Rate") and was calculated using the weighted average of the Note Rates of each Class of Notes, weighted by the Initial Note Principal Balance of the related Class, plus the Servicing Fee Rate and the Trustee Fee Rate. The Discount Rate will be used to calculate the actual Initial Offered Note Principal Balance and the actual Initial Aggregate Discounted Contract Principal Balance of the Contracts. The Initial Aggregate Discounted Contract Principal Balance as of the Cut-Off Date calculated using the Discount Rate equals $______________.

The "Discounted Contract Principal Balance" with respect to any Contract, on any date of determination, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below. The Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract assigned back to First Sierra pursuant to the Servicing Agreement shall be equal to zero.

In connection with all calculations of Discounted Contract Principal Balances, the Discounted Contract Principal Balance for each Contract shall be calculated using the following assumptions:

-        Scheduled Payments are due on the last day of each Collection Period;

- Scheduled Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

- Scheduled Payments are discounted to the last day of the Collection Period prior to the date of determination.

The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

CHARACTERISTICS OF THE CONTRACTS

As of the Statistic Calculation Date, all of the Contracts had the following characteristics:

- an original term to maturity of __ months to ___ months, with a weighted average original term to maturity of approximately ___ months; and a

- remaining term to maturity of not less than __ months and not more than ___ months with a weighted average remaining term to maturity of approximately ___ months.

On the Closing Date, the statistical characteristics of the Receivables pool will meet the following guidelines (percentages are measured as of the Cut-Off Date, and are measured by Initial Aggregate Discounted Contract Principal Balance):

- the average original equipment cost of the Equipment is less than or equal to $______;

-        the terms of the Contracts range from __ to ___ months;

- the final scheduled payment date on the Contract with the latest maturity is __________, 20__;

- the maximum concentration of Contracts relating to a single Obligor will be a percentage less than or equal to ____%;

- the Contracts relating to the top ten Obligors will comprise a percentage less than or equal to ___%;

- the maximum concentration of Contracts relating to a single Source will be a percentage less than or equal to ___%, except for one Source which shall not exceed ___%;

- the maximum concentration of Contracts in a single State will be less than or equal to ___%, except that with respect to the State of California, the concentration shall be limited to ___%; and

- not more than 1% will be comprised of Contracts which are leases to a government or a municipality.

SERVICING

The Servicer is responsible for servicing, managing and administering the Receivables and enforcing and making collections on the Contracts. The Servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer.

As compensation for acting as Servicer, the Servicer will receive a monthly fee (the "Servicer Fee") equal to the product of (i) one-twelfth of 0.50% (the "Servicing Fee Rate") and (ii) the Aggregate Discounted Contract Principal Balance of all Contracts as of the beginning of the previous Collection Period. The Servicer will also be entitled to retain late payment fees and certain other fees paid by the Obligors ("Servicing Charges").

SUBSTITUTIONS AND MODIFICATIONS

First Sierra is allowed to transfer to the Trust Substitute Contracts in exchange for Defaulted Contracts, Early Termination Contracts, or Contracts as to which a Warranty Event or Casualty Loss has occurred. Such substitutions are subject to the following conditions:

- on a cumulative basis the sum of the Discounted Contract Principal Balance of all Substitute Contracts can not exceed 10% of the Aggregate Discounted Contract Principal Balance of all Contracts as of the Cut-Off Date;

- the Substitute Contracts being transferred must have a Discounted Contract Principal Balance that is greater than the Discounted Contract Principal Balance of the Contracts being replaced; and

- no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders.

However, the Servicer will covenant in the Servicing Agreement that:

-        it will not forgive any payment of rent, principal or interest;

- unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; In no circumstances will a change in the final maturity date of any Contract be allowed if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust; and

-        the Servicer may accept Prepayment in part or in full.

- If the Prepayment is in full, such Prepayment must equal at least the related Prepayment Amount.

- If the Prepayment is partial, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

ADVANCES

In the event that any Obligor fails to remit its full Scheduled Payment due in a Collection Period by the Determination Date related to such

Collection Period, the Servicer will make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance"), if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor.

The Indenture provides for the reimbursement of the Servicer for such Servicer Advances from first, Excluded Amounts on the subsequent Payment Date and second, to the extent not reimbursed from Excluded Amounts, funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Noteholders have been paid as set forth below in "Flow of Funds."

REPURCHASES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

First Sierra, as Originator or as Servicer, as the case may be, will be obligated to accept the reconveyance of a Receivable from the Indenture Trustee and to deposit the Repurchase Amount in the Collection Account if the interest of the Trust in any of the related Equipment, the related Contract, or the related Contract File is materially adversely affected by a breach of a representation or warranty made by First Sierra with respect to such Contract and if such breach has not been cured within thirty days of discovery of such breach.


CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The Sellers will warrant that:

- the transfer by the Sellers to the Trust of the Receivables is a valid transfer and assignment of the Receivables; and

- if the transfer by the Sellers to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, then the Trust will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.

The Servicer will be required to take such action as is required to perfect the Trust's interest in the Receivables except as discussed below with respect to the Equipment. If the Sellers, the Servicer or the Indenture Trustee, while in possession of an item of Receivables, sells or pledges and delivers such Receivables to another party, in violation of the Indenture and the Servicing Agreement, there is a risk that the purchaser could acquire an interest in such Receivables having priority over the Trust's interest.

The Sellers and the Trust will file financing statements in accordance with the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") evidencing the pledge of the Trust Assets to the Indenture Trustee as follows:

- a UCC-1 financing statement with respect to the assignment of all Contracts by the Sellers to the Trust pursuant to the Receivables Transfer Agreement;

- a UCC-1 financing statement with respect to the pledge of all Contracts by the Trust to the Indenture Trustee; and

- a UCC-3 financing statement assigning First Sierra's lien on the related Equipment to the Indenture Trustee on behalf of the Trust.

Subject to certain limitations, First Sierra has filed UCC-1 financing statements with respect to Contracts as to which the related Equipment had an original cost of $75,000 or more.

Except as described in the immediately preceding paragraph, because of the administrative burden and expense that would be entailed in so doing, none of the Sellers nor the Servicer has filed or will be required to file UCC financing statements in favor of the Indenture Trustee identifying the Equipment as collateral pledged to the Indenture Trustee on behalf of the Trust. In the absence of such filings, any security interest in the related Equipment will not be perfected in favor of the Indenture Trustee and the Indenture Trustee shall have no liability with respect to such lack of perfection.

OPTIONAL REDEMPTION

The Residual Holder will have the option to cause the early retirement of the Notes as of any Payment Date following the date on which the Aggregate Note Principal Balance of each Class of Notes is less than 10% of the initial Aggregate Note Principal Balance of each Class of Notes. In the event of such a redemption, the entire outstanding Note Principal Balance of each Class of Notes, together with accrued interest thereon at the related Note Rate, will be required to be paid to the Noteholders of such Class, on such Payment Date.

TAX STATUS

Dewey Ballantine LLP ("Tax Counsel") will give an opinion that, under existing law, the Offered Notes will be characterized as indebtedness for federal income tax purposes. Under the Transaction Documents, the Depositor, the Servicer and other parties will agree to treat the Offered Notes as debt for all income tax purposes. By accepting an Offered Note, each Noteholder will be deemed to agree to treat their Notes as debt for all income tax purposes. See "Certain Federal Income Tax Consequences" herein for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to the considerations described herein, the Offered Notes may be purchased by Benefit Plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or entities using assets of such Benefit Plans. If you are a Benefit Plan fiduciary, you should consult your tax and/or legal advisors with respect to the potential applicability of ERISA and the Code to an investment in the Offered Notes.

RATING OF THE OFFERED NOTES

The Offered Notes must receive at least the following ratings from Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and Fitch IBCA, Inc. ("Fitch IBCA" and, together with S&P and DCR, the "Rating Agencies") in order to be issued:

Class                                 Rating
-----              -----------------------------------------------
                   S&P                 DCR              Fitch IBCA
                   ----                ----             ----------
 A-1               A-1+                D-1+                F-1+
 A-2               AAA                 AAA                 AAA
  B                 A                   A                   A

                                  RISK FACTORS

         In addition to the Material Risks discussed in the Prospectus, prospective Offered Noteholders should consider, among other things, the following additional factors in connection with the purchase of the Offered
Notes:

         RISK OF DOWNGRADE OF INITIAL RATINGS ASSIGNED TO NOTES. It is a condition to the issuance of the Offered Notes that they receive the ratings from the Rating Agencies set forth in the Summary under the heading "Rating of the Offered Notes." A rating is not a recommendation to purchase, hold or sell the Offered Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Offered Notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Offered Notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Offered Notes are based primarily on the Rating Agencies' analysis of the Contracts and the Equipment, overcollateralization and, with respect to the Class A Notes, the subordination provided by the Class B Notes, the Non-Offered Notes and the Trust Certificate and with respect to the Class B Notes, the subordination provided by the Non-Offered Notes and the Trust Certificate.

         LIMITED SOURCES OF CREDIT ENHANCEMENT. The assets of the Trust are the sole source of funds for distributions on the Offered Notes. The Offered Notes will not have the benefit of a financial guaranty insurance policy. The subordination of the Class B Notes and the Subordinate Securities to the Class A Notes and the further subordination among the Class B Notes and the Subordinate Securities are the sole sources of protection against losses. If losses exceed the protection afforded by such mechanism, such losses will be allocated first, to the Residual Holder, second, to the Class E Noteholders, third, to the Class D Noteholders, fourth, to the Class C Noteholders, fifth, to the Class B Noteholders, and sixth, to the Class A Noteholders. The Offered Notes represent interests only in the Trust and do not represent interests in, or obligations of the Depositor, the Originator, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their respective affiliates.

         TRANSFER OF SERVICING MAY DELAY PAYMENTS. If First Sierra were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

         RISKS ASSOCIATED WITH INABILITY OF FIRST SIERRA TO REACQUIRE RECEIVABLES. First Sierra, as Originator or as Servicer, as the case may be, will make representations and warranties with respect to certain matters relating to the Receivables. In certain circumstances, First Sierra will be required to reacquire from the Trust Receivables with respect to which such representations and warranties have been breached. In the event that First Sierra is incapable of complying with its obligations to reacquire the Receivables and no other party is obligated to perform or satisfy such obligations, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

         GEOGRAPHIC CONCENTRATIONS OF RECEIVABLES. As of the Statistic Calculation Date, Obligors with respect to approximately ____%, ____% and ____% of the Receivables (based on the

Aggregate Discounted Contract Principal Balance as of the Statistic Calculation Date and mailing addresses) were located in the States of [California, Florida and Texas,] respectively. See the "Receivables" herein. Accordingly, adverse economic conditions or other factors particularly affecting these States could adversely affect the delinquency, loss or repossession experience of the Trust with respect to the Receivables.

                                 THE RECEIVABLES

         The Receivables consist of the Contracts and a security interest in the Equipment.

THE EQUIPMENT

         The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of businesses consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: (i) equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors and other professional service providers, (ii) equipment utilized in the offices and clinics of veterinarians, (iii) restaurant equipment, (iv) point of sale equipment, (v) computer equipment, (vi) copier and facsimile equipment, (vii) telecommunications equipment, (viii) automobile servicing equipment and (ix) other similar general use equipment in the service sector.

THE CONTRACTS

         The Contracts consist of small ticket leases, and commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program. See "First Sierra" herein.

         The Receivables consist of the Contracts and a security interest in the Equipment. As of the Statistic Calculation Date, the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of _____% the "Statistical Discount Rate")) of approximately $____________ (the "Statistical Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the Statistic Calculation Date and using the Statistical Discount Rate. [The actual discount rate of _____% (the "Discount Rate") has been calculated using the actual levels of fees payable by the Trust, the actual Note Rate with respect to each class of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and shall be used to calculate the actual Initial Class A Note Principal Balance, the Initial Class B Note Principal Balance, and the actual Initial Aggregate Discounted Contract Principal Balance of the CONTRACTS.] The Initial Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date calculated using the Discount Rate is $____________. Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. Moreover, certain Contracts that are not included in the pool as of the Statistic Calculation Date may be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the assumed Discount Rate as presented in this Prospectus Supplement, such variance will not be material.

         The "Discounted Contract Principal Balance" with respect to any Contract, on any Determination Date, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Servicing Agreement shall be equal to zero.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, on any Determination Date the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

         All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments."

         The Contracts have the characteristics specified in the Servicing Agreement and described herein, and the Contracts eligible to be designated as Substitute Contracts will conform to the characteristics specified in the Servicing Agreement and herein.

         The terms of the Contracts generally range from _____ to _____ months. The final scheduled payment date on the Contract with the latest maturity is __________, _____. As of the Statistic Calculation Date, all of the Contracts had (i) original terms to maturity of _____ months to _____ months, with a weighted average original term to maturity of approximately _____ months; and
(ii) a remaining term to maturity of not less than _____ months and not more than _____ months, with a weighted average remaining term to maturity of approximately _____ months.

         References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistic Calculation Date.

         As of the Statistic Calculation Date, the Discounted Contract Principal Balances of the Contracts ranged from $_____ to $_____. No more than _____% of the Statistical Discounted Contract

Principal Balance is attributable to any one Obligor, and the average Discounted Contract Principal Balance is approximately $_____.

         Under the Servicing Agreement, the Servicer is permitted to allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor (collectively, the "Repurchase Amount").

SUBSTITUTIONS AND MODIFICATIONS

         Pursuant to the Servicing Agreement, First Sierra may substitute one or more Contracts and provide a security interest in the related Equipment for and replace one or more Contracts and terminate the security interest in the related Equipment that (i) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (ii) is required to be repurchased by First Sierra pursuant to the Servicing Agreement.

         Each Substitute Contract shall be a Contract which satisfies certain representations and warranties set forth in the Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, the following conditions must be satisfied:

         (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of such Substitute Contracts does not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance of all Contracts as of the Cut-Off Date;

         (ii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

         (iii) no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than
(Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

         The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

         Pursuant to the Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract, remarket, either through sale or release, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.

         Following is certain statistical information relating to the Receivables pool, calculated as of the Statistic Calculation Date and assuming a statistical Discount Rate of [6.544%.] Certain columns may not total 100% due to rounding.

         DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL
                                     BALANCE


                                                                                                          Percentage of
                                                                       Statistical                     Statistical Discounted
          Discounted Contract                    Number of         Discounted Contract                        Contract
           Principal Balance                     Contracts          Principal Balance                    Principal Balance
          -------------------                    ---------         -------------------                 ----------------------
 Greater                    Less Than or
  Than                        Equal to
--------                    ------------
$      1                     $  5,000                              $                                                        %
   5,000                       10,000
  10,000                       15,000
  15,000                       20,000
  20,000                       25,000
  25,000                       30,000
  30,000                       35,000
  35,000                       40,000
  40,000                       45,000
  45,000                       50,000
  50,000                       55,000
  55,000                       60,000
  60,000                       65,000
  65,000                       70,000
  70,000                       75,000
  75,000                       80,000
  80,000                       85,000
  85,000                       90,000
  90,000                       95,000
  95,000                      100,000
 100,000                      150,000
 150,000                      200,000
 200,000                      250,000
 250,000                      300,000
 300,000                      350,000
 350,000                      400,000
 400,000                      450,000
 450,000                      500,000
 500,000                      600,000
 600,000                      750,000

                                                                                                          Percentage of
                                                                       Statistical                     Statistical Discounted
          Discounted Contract                    Number of         Discounted Contract                        Contract
           Principal Balance                     Contracts          Principal Balance                    Principal Balance
          -------------------                    ---------         -------------------                 ----------------------
=============================================================================================================================
Total............................................                  $                                                  100.00%
=============================================================================================================================

       DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR INDUSTRY (TOP 25)


                                                                                       Statistical                 Percentage of
                                                                   Numbers            Discounted                   Statistical
                                                                     of                 Contract                Discounted Contract
             Industry Type                                        Contracts         Principal Balance            Principal Balance
             -------------                                        ---------         -----------------            -----------------
Offices and Clinics of Dentists                                                     $                                            %
Offices and Clinics of Medical Doctors
Veterinary Services
Eating Places
Automotive Dealers, NEC
Business Services, NEC
Offices and Clinics of Chiropractors
Eating and Drinking Places
Hotels and Motels
Gasoline Service Stations
Lawn and Garden Services
Local Trucking, Without Storage
Offices and Clinics of Optometrists
Veterinary Services for Livestock
Grocery Stores
Commercial Printing, Lithographic
Equipment Rental & Leasing
Miscellaneous Retail Stores
Miscellaneous Food Stores
Drug Stores and Proprietaries
Landscape and Horticulture
Home Health Care Services
Engineering Services
Computer Related Services
Top & Body Repair Painting
------------------------------------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries)........................................           $                                            %
------------------------------------------------------------------------------------------------------------------------------------
All Others...............................................................           $                                            %
====================================================================================================================================
Total      ..............................................................           $                                      100.00%
====================================================================================================================================


                                                  DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS
                                                                  Statistical                      Percentage of
                                          Number of           Discounted Contract             Statistical Discounted
                     State                Contracts            Principal Balance            Contract Principal Balance
                     -----                ---------           -------------------           --------------------------
Alabama                                                       $                                                      %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming
====================================================================================================================================
Total.................................                        $                                                100.00%
====================================================================================================================================

           DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY

--------------------------------------------------------------------------------------------------------------------
  Remaining Term in
       Months
--------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                        Statistical                  Statistical
Greater              Less Than               Number                 Discounted Contract          Discounted Contract
 Than               or Equal to           of Contracts               Principal Balance            Principal Balance
-------             -----------           ------------              -------------------          -------------------
   1                     12                                         $                                              %
  12                     24
  24                     36
  36                     48
  48                     60
  60                     72
  72                     84
  84                     96
--------------------------------------------------------------------------------------------------------------------
Total.............................                                  $                                        100.00%
====================================================================================================================




           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
   Original Term in Months
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Percentage of
                                                                         Statistical                                Statistical
Greater               Less Than               Number                 Discounted Contract                        Discounted Contract
 Than                or Equal to           of Contracts               Principal Balance                          Principal Balance
-------              -----------           ------------              -------------------                        -------------------
   1                      12                                         $                                                            %
  12                      24
  24                      36
  36                      48
  48                      60
  60                      72
  72                      84
  84                      96
===================================================================================================================================
Total.............................                                   $                                                      100.00%
===================================================================================================================================

                                   THE SELLERS

         First Sierra Financial, Inc. (the "Originator"), a financial services and asset management company, together with certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (the "Sellers") will transfer the Receivables to the Trust pursuant to the Receivables Transfer Agreement, dated as of September 1, 1998, among First Sierra, First Sierra Receivables III, Inc., Prudential Securities Credit Corporation, First Union National Bank, Variable Funding Capital Corporation, Bankers Trust Company and the Trust.

         The Sellers will warrant to the Trust in the Receivables Transfer Agreement that the transfer of the related Receivables to the Trust is a valid transfer of the Receivables to the Trust. In addition, the Sellers and the Trust will treat the transactions described herein as an absolute conveyance of the Receivables to the Trust, and the Trust will take all actions that are required to perfect the Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Trust is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Trust may have priority over the Trust's interest in such Receivables. If the transfer of Receivables to the Trust is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  FIRST SIERRA

         First Sierra Financial Inc. ("First Sierra") is a specialized finance company that acquires and originates, and sells and services equipment contracts. The underlying contracts financed by First Sierra relate to a wide range of equipment, including computers and peripherals, computer software, medical, dental and diagnostic, telecommunications, office, automotive servicing, hotel security, food services, tree service and industrial, as well as specialty vehicles. The equipment generally has a purchase price of less than $500,000 (with an average of approximately $17,000), and thus First Sierra's contracts are commonly referred to as "small ticket contracts."

         First Sierra has established strategic alliances with a network of independent leasing companies, contract brokers and equipment vendors, each of which acts as a source from which First Sierra obtains access to equipment contracts. First Sierra customizes contract financing products to meet the specific equipment financing needs of its customers and in many cases provides such customers with servicing and technological support via on-line connections to First Sierra's state-of-the-art computer system.

         First Sierra commenced operations in June 1994 and initially developed a program to purchase contracts from leasing companies which had the ability to originate significant contract volumes and were willing and able to provide credit protection to First Sierra (through recourse and purchase price holdback features) and perform certain servicing functions on an ongoing basis with respect to such contracts. This program, referred to by First Sierra as its "Private Label" program (and the companies that participate in the Private Label Program are referred to as "Sources"), was designed to provide First Sierra with access to high volumes of contracts eligible for the securitization market, while minimizing the risk of loss to First Sierra. First Sierra has experienced significant growth in its Private Label program since inception, with the volume of contracts purchased increasing from $4.5 million in 1994, to $65.2 million in 1995, to $161.1 million in 1996, to $210.1 million in 1997 and to $118 million in the first six months of 1998. The volume of contracts originated under the Broker Program and the Vendor Program was a combined $168 million in 1997.

PRIVATE LABEL PROGRAM

GENERAL

         The Private Label Program was designed to provide financing to small ticket Sources which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection: (a) recourse to the Source which requires the Source to repurchase contracts that are typically 90 days past due up to an aggregate amount that is 10% of the total purchase price of the contracts acquired from such Source, (b) remarketing of the equipment that is subject to a defaulted contract and (c) maintenance of a reserve fund funded by holdbacks of a portion of the purchase price owing to the Source, such reserve funds typically ranging from 1% to 10% of the purchase price of the related contracts. However, some Private Label transactions are non-recourse to the Source (although such Sources are obligated to repurchase contracts as to which a breach of representation or warranty occurs) and are not structured with the loss protections contained in
(a), (b) and (c) above. Other than for a breach of a representation or warranty, First Sierra would absorb the full risk of loss on leases originated under this structure.

         The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the Source in an amount up to 10% of the aggregate purchase price of the contracts acquired from such Source for defaulted contracts. Under the second form of agreement, in addition to the aforementioned recourse to the Source, First Sierra has the benefit of a funded cash reserve account which generally ranges from 1% to 10% of the total purchase price of the contracts acquired from such Source, with an average reserve account of 3.5%. Such amount is funded by the retention of a specified percentage of the purchase price for each contract as a reserve. Under the third option, First Sierra has recourse only to the cash reserve account for credit losses, which reserve account also ranges from 1% to 10% of the total purchase price of the contracts acquired from such Source, with an average reserve account of 3.5%.

UNDERWRITING PROCEDURES

         In order to qualify for participation in the Private Label Program, a Source must satisfy certain criteria, which generally require that the majority of the Source's business be small ticket contracts ($1,000 - $500,000), generate a minimum volume of contracts, have been in business a minimum of five years, have a history of profitably operating a leasing company for a period of time in excess of five years, the principal management of the Source has a clean credit history, and have sufficient staff and financial resources. The specific requirements vary depending upon such things as transaction size, and type and location of equipment financed.

         First Sierra's underwriting guidelines with respect to Obligors contain specific requirements which vary according to the nature of the Obligor's business, the size of the transaction, and the type of program under which the Source is seeking approval. In underwriting the Obligor, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per Obligor, verification of a personal medical license, where applicable, and historical financial statements or tax returns for commercial exposures greater than $75,000 or as specifically arranged with the originating Source.

         The Private Label Source typically closes the contract transaction prior to sale to First Sierra. The Source will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each contract submitted for funding from any approved Source is individually underwritten and approved by First Sierra. Individual contract underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For commercial exposures greater than $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the contract payments and debt. For each contract application First Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired contracts on a random basis. Through June 30, 1998, First Sierra had incurred net charge-offs of $________ from contracts funded pursuant to the Private Label program. There can be no assurance that First Sierra's Private Label Sources will continue to meet their repurchase obligations or that the amounts withheld under the purchase price holdback feature of the Private Label program, together with any amounts realized upon disposal of the underlying equipment, will be sufficient to fully offset any losses which might be incurred upon default of Obligors in the future.

BROKER PROGRAM

         First Sierra's Broker program is designed to fund equipment contracts from small ticket contract brokers that are unwilling or unable to provide the credit protection and perform the servicing functions necessary to participate in First Sierra's Private Label program. In a typical Broker transaction, First Sierra originates contracts referred to it by the Broker and pays the Source a referral fee. Contracts originated under the Broker program are structured on a non-recourse basis, with risk of loss in the event of default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a Broker contract and, in certain cases, retains a residual interest in such underlying equipment. All servicing functions are performed by First Sierra.

         First Sierra also provides a variety of value-added services to participants in its Broker program, including consulting on the structuring of financing transactions with equipment purchasers, timely and efficient credit approvals and preparation and completion of standardized contract documents. Although First Sierra enters into a brokerage agreement with each of the participants in its Broker program, such agreements are not exclusive and can be terminated by either party.

         First Sierra's yields on contracts originated under its Broker program are higher than those acquired under its Private Label program because of the risk of loss and servicing responsibilities assumed by First Sierra in the Broker program.

VENDOR PROGRAM

         First Sierra's Vendor program focuses on establishing formal and informal relationships with equipment vendors in order to establish First Sierra as the provider of financing recommended by such vendors to their equipment purchasers. By assisting such vendors in providing timely, convenient and competitive financing for their equipment sales and offering vendors a variety of value-added services, First Sierra simultaneously promotes the vendor's equipment sales and the utilization of First Sierra as the equipment finance provider.

         In a typical vendor arrangement, First Sierra originates all contracts referred to it by the Vendor. Contracts originated under the Vendor program are structured on a non-recourse basis, with risk of loss in the event of a default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a vendor contract and, in certain cases, retains a residual interest in such equipment. All servicing functions are performed by First Sierra under the Vendor program.

         In some cases, a vendor may desire to establish a captive finance program. In this instance, First Sierra assists the vendor in establishing a funding program for the vendor's customers. First Sierra may provide varying levels of service, generally for a fee, which can include activity related to sales force training, sales force assistance, origination, funding, and on-going servicing and collection activities. First Sierra may purchase contracts originated through this program or it may assist the vendor in funding these contracts on a non-recourse basis with other funding sources.

         The Vendor program provides for customized financing arrangements to respond to the needs of a particular vendor and its equipment purchasers. The value-added services offered by First Sierra to participants in its Vendor program include consulting with vendors on structuring financing transactions with equipment purchasers, training the vendor's sales and management staffs to understand and market First Sierra's various financing alternatives, customizing financial products to encourage product sales, and preparation and completion of standardized contract documents. In most cases, First Sierra's sales representatives also work directly with the vendor's equipment purchasers, providing them with the guidance necessary to complete the equipment financing transaction. First Sierra also may participate actively in the vendor's sale sand marketing efforts, including advertising, promotions, trade show activities and sales meetings.

         First Sierra generally obtains higher yields on contracts funded under the Vendor program than those in the Broker program due to additional services provided by First Sierra under the Vendor program.

                                  THE SERVICER

         First Sierra Financial, Inc., a Delaware corporation (in its separate capacity as Servicer, the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050,

Houston, Texas 77002. Since its incorporation through March 1998, First Sierra has acquired over $830 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH."

         As of June 30, 1998, First Sierra had 376 full time employees, of which 75 were engaged in credit and collection activities, 150 were engaged in servicing and general administration activities and 151 were engaged in marketing activities.

DELINQUENCY AND LOSS EXPERIENCE

         The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the Contracts. Through June 30, 1998, the Servicer had incurred net charge-offs of $-------.


                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                   AS OF
                                DECEMBER 31,           AS OF
                                   1996           DECEMBER 31, 1997                           AS OF MARCH 31, 1998
                                                                                                     BROKER/
                                   TOTAL                TOTAL             PRIVATE LABEL              VENDOR                 TOTAL
                        -----------------------------------------------------------------------------------------------------------
Gross Remaining
Contract Receivable              $257,234             $611,3584              $453,234                $265,435              $718,669
31 - 60 days past due                2.40%                 1.87%                 1.91%                   1.22%                 1.66%
61 - 90 days past due                0.78%                 0.57%                 0.70%                   0.44%                 0.61%
Over 90 days past due                0.33%                 0.37%                 0.76%                   0.76%                 0.61%
                        -----------------------------------------------------------------------------------------------------------
Total                                3.51%                 2.81%                 2.42%                   2.42%                 2.88%


                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                    FOR THE                        FOR THE
                                    YEAR ENDED                    YEAR ENDED
                                   DECEMBER 31,                  DECEMBER 31,                            FOR THE QUARTER
                                       1996                          1997                             ENDED MARCH 31, 1998
                                   ------------                  ------------                         --------------------
                                                                                            PRIVATE          BROKER/
                                    TOTAL (1)                       TOTAL                    LABEL           VENDOR         TOTAL
                                   ------------------------------------------------------------------------------------------------
Average servicing portfolio          $124,592                     $321,965                 $371,885         $179,973       $551,858

Net losses                             $25                           $584                      $100              $310          $410

Percentage of average
servicing portfolio                   0.02%                          0.18%                     0.03%             0.17%         0.07%

------------------------

(1) Because First Sierra did not establish its Broker/Vendor Programs until July, 1996, the figures provided for the year ended December 31, 1996 only relates to the Private Label Program.

         While the above delinquency and loss experiences are typical of the Servicer's experiences at the date for the periods indicated, there can be no assurance that the delinquency and loss experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The statistical data in the table is based on all of the contracts in the Servicer's servicing portfolio. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in the Servicer's servicing portfolio.

COLLECTION POLICIES

         On a day-to-day basis, the billing and collection process is handled by the Servicer's automated billing system. Day-to-day collections are processed through Chase Bank of Texas, N.A.'s cash management operations, which utilize optical code reading technology to scan the invoices and earmark payments to the specific pool where the contract is funded.

         For Private Label Programs, the Servicer relies on the Source to undertake the initial collection efforts with respect to the Obligors. The Servicer monitors contract receipts and aging results on a daily basis. The Servicer provides delinquency status to Sources at least twice monthly. Many Sources are connected to the Servicer's delinquency reporting systems and can receive delinquency performance on a daily basis. The Servicer monitors the Source's progress, and is in regular contact with the Source regarding collection activity, and actions to prevent the delinquency from worsening. After 60 days, the Servicer contacts the Source directly to notify it that it has 30 days to ensure the account is brought current. After 90 days, the Servicer notifies the Source that it has 60 days to repurchase the contract it was purchased pursuant to a recourse program, or to re-market the equipment. After 150 days, the Servicer charges off the account.

         With respect to Broker/Vendor programs, the Servicer's automated billing cues collectors to initiate contact with Obligors if payment is not received by the 11th day after the due date. If payment has not been received by the 25th, a general demand letter is sent to the Obligor. If no contact is made within 45 days, a letter is sent which gives the Obligor five days to bring the account current. If no payment is received, the collector, in conjunction with senior credit personnel, determines the appropriate course of subsequent actions appropriate for the circumstances. If collection activities do not rectify the account, the Servicer typically charges off the account when it has determined that the account is not collectable, but no later than 180 days after the due date.

                             FORMATION OF THE TRUST

GENERAL

         The Trust, First Sierra Equipment Contract Trust 1998-1, is a business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (i) acquiring, holding and pledging the Receivables, (ii) issuing the Notes and the Trust Certificate and (iii) distributing payments thereon. As described under "Description of the Notes - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation and to the Indenture Trustee as fees. All other expenses of the Trust will be paid as provided in the Trust Agreement.

                                LEGAL PROCEEDINGS

         As of the date of this Prospectus, First Sierra is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of First Sierra, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of First Sierra. As of the date of this Prospectus, is not involved in any legal proceedings.

           MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         As of the date of this Prospectus, the Trust has not had an operating history. The net proceeds of the sale of the Offered Notes will be employed to purchase the Contracts. The Trust was formed for the limited purposes of (i) the purchaser of equipment contracts from First Sierra and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing.

THE OWNER TRUSTEE

         First Union Trust Company, National Association, the Owner Trustee under the Trust Agreement, is a national banking association, the principal offices of which are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Trust Certificate and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

THE INDENTURE TRUSTEE

         Bankers Trust Company is the Indenture Trustee under the Indenture. Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York 10006. The Indenture Trustee's duties in connection with the Notes is limited solely to its express obligations under the Indenture and the Servicing Agreement.

THE TRUST ASSETS

         The Trust Assets will consist of the Equipment, the Contracts and any Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date); any guaranties of an Obligor's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Servicer pursuant to its customary policies and procedures (the "Contract Files"); the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Trust under the Receivables Transfer Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account; and any and all income and proceeds of the foregoing. The Trust Assets will not include any security deposits received by the Servicer with respect to the Contracts. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Notes and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture to be entered into by the Servicer, the Trust and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 600 Travis Street, Suite 7050, Houston, Texas 77002.

         The following summary describes certain terms of the Receivables Transfer Agreement and the Indenture, does not purport to be complete and is subject to and qualified in its entirety by reference to the Receivables Transfer Agreement and the Indenture. Wherever provisions of the Receivables Transfer Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

         The obligations evidenced by the Notes are recourse to the assets of the Trust only and are not recourse to the Depositor, First Sierra, the Servicer, the Indenture Trustee or any other Person.

         The Trust will agree in the Indenture and in the respective Offered Notes to pay (a) to the Class A-1 Noteholders (i) an amount of principal equal to the Initial Class A-1 Note Principal Balance and (ii) Class A-1 Note Interest, (b) to the Class A-2 Noteholders (i) an amount of principal equal to the Initial Class A-2 Note Principal Balance and (ii) Class A-2 Note Interest and (c) to the Class B Noteholders (i) an amount of principal equal to the Initial Class B Note Principal Balance and (ii) Class B Note Interest, in each case, at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Offered Notes.

         The _____% Class A-1 Equipment Contract Backed Notes (the "Class A-1 Notes") in the initial principal amount of $_____________ (the "Initial Class A-1 Note Principal Balance"), the _____% Class A-2 Equipment Contract Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Class A Notes") in the initial principal amount of $____________ (the "Initial Class A-2 Note Principal Balance"), the _____% Class B Equipment Contract Backed Notes (the "Class B Notes," together with the Class A Notes, the "Offered Notes") in the initial principal amount of $____________ (the "Initial Class B Note Principal Balance"), which Offered Notes aggregate $_____ in initial principal amount (the "Initial Offered Note Principal Balance"), will each be issued pursuant to the Indenture. The Initial Class A-1 Note Principal Balance and the Initial Class A-2 Note Principal Balance shall be referred to herein as the "Initial Class A Note Principal Balance." The Initial Class A Note Principal Balance to be issued hereunder is equal to approximately _____% (the "Class A Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. The Initial Class B Note Principal Balance to be issued hereunder is equal to approximately _____% (the "Class B Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. Each Class of Offered Notes will initially be issued in book-entry form only through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof. Payments on the Offered Notes are required to be made by the Indenture Trustee on each Payment Date.

         The first Payment Date for distributions to the Offered Noteholders will be ________. Payments are required to be made by the Indenture Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Notes are in book-entry form through The Depository Trust Company, will be Cede & Co.

         In addition to the Offered Notes, the Trust will also issue four classes of subordinate securities, the _____% Class C Equipment Contract Backed Notes (the "Class C Notes"), the _____% Class D Equipment Contract Backed Notes (the "Class D Notes"), the _____% Class E Equipment Contract Backed Notes (the "Class E Notes" and, collectively with the Class C Notes and the Class D Notes, the "Non-Offered Notes" and the Non-Offered Notes, collectively with the Offered Notes, the "Notes") and the Trust Certificate (the "Trust Certificate," together with the Non-Offered Notes, the "Subordinate Securities," and collectively with the Non-Offered Notes, the Class B Notes and the Class A Notes, the "Securities").

         The Non-Offered Notes and the Trust Certificate are not offered hereby, and will be issued initially to the Residual Holder. The Residual Holder expects that some of the Non-Offered Notes will be privately placed with one or more qualified institutional investors. The Residual Holder will be required to retain the Trust Certificate.

CONVEYANCE OF RECEIVABLES

         On the Closing Date, the Trust will acquire from the Sellers all the right, title, and interest of the Sellers in and to (a)(i) any Equipment that is owned by the Sellers and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Sellers in any of the Equipment that is not owned by the Sellers; (b) the Contracts, including, without limitation, all Scheduled Payments,

Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts; (c) any guarantees of an Obligor's obligations under a Contract; (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment; (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts; (f) all amounts on deposit in the Collection Account; and (g) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").

         The Indenture Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred from First Sierra to the Trust, and First Sierra and the Trust will each file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Receivables Transfer Agreement and the Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the Prospectus.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA

         First Sierra, as Originator or as Servicer, as the case may be, will make certain warranties in the Servicing Agreement (as of the Closing Date with respect to the Contracts and, with respect to a Substitute Contract, as of the date on which the Trust acquires such Substitute Contract (each, a "Transfer Date"), the benefits of which will be assigned to the Trust and then to the Indenture Trustee, including that: (i) no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Indenture Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof; (ii) each Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect; (iii) each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment; (iv) no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor; (v) the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract; (vi) no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract; (vii) no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract; (viii) all of the Contracts require the Obligor to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto; (ix) the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis; (x) in an event of a Casualty Loss, such Contract requires the Obligor, at the Obligor's expense, to (a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment; (xi) under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment; (xii) if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor; (xiii) all of the Contracts originated by a Source permit the Source to accelerate Scheduled Payments if an Obligor is in default under the Contract; (xiv) all the Contracts meet the Originator's credit and collections policies and procedures; (xv) each Source has entered into valid sale and assignment of each Contract originated by such Source; (xvi) each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments (provided that such remaining Scheduled Payments do not exceed an amount greater than 84); (xvii) the right, title and interest of the Originator or its affiliates in and to each Contract and the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its interest in the related Equipment free and clear of any liens; (xviii) as of the Closing Date, all action required by the Receivables Transfer Agreement and the Servicing Agreement shall have been taken by the Originator or its affiliates to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust; (xix) all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Indenture Trustee in the Contracts and the Originator's interest in related Equipment in accordance with the filing requirements of the Receivables Transfer Agreement and the Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect; (xx) as of the Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and (xxi) as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of _____%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $__________, no more than $____________ of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors and the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.

         First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the date of the related transfer of such Substitute Contracts. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.

         Under the terms of the Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Depositor, the Trust, the Indenture Trustee and the Noteholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

INDEMNIFICATION

         The Servicing Agreement will provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Indenture Trustee, the Owner Trustee, the Trust and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Indenture Trustee or the Owner Trustee, the performance of their respective duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Indenture Trustee's or the Owner Trustee's respective gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Depositor, First Sierra, the Indenture Trustee, the Trust and the Noteholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

         The Servicer is required to establish and maintain in accordance with the Servicing Agreement two accounts: the Lockbox Account and the Collection Account. The Collection Account is to be held by the Indenture Trustee in the name of the Trust and for the benefit of Noteholders. The Collection Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Chase Bank of Texas, N.A. (the "Lockbox Bank").

         "Advance Payments" are amounts paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.

         The Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Residual Holder shall be entitled to any income from such investments.

SERVICER ADVANCES

         In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer may make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from first, Excluded Amounts on the subsequent Payment Date and second, to the extent not reimbursed from Excluded Amounts, funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Noteholders have been paid as set forth below in "Flow of Funds." If at any time First Sierra or an affiliate is no longer the Servicer, no Servicer Advances will be required. The Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Indenture Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Indenture.

FLOW OF FUNDS

         On each Determination Date, the Servicer is required to deliver to the Indenture Trustee and each Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

         See "Subordination Provisions" in the Summary of Terms to this Prospectus Supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Notes.

         On each Payment Date, the Indenture Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                  (i) to the Servicer, an amount equal to any unreimbursed Servicer Advances (other than Servicer Advances for the related Collection Period);

                  (ii) to the Servicer, an amount equal to the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                  (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;

                  (iv) [reserved];

                  (v) to the Indenture Trustee, the Indenture Trustee Fees then due, together with any Indenture Trustee Fees from prior Collection Periods;

                  (vi) to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods;

                  (vii) to the Class A-1 Noteholders, the Class A-1 Note Interest and to the Class A-2 Noteholders, the Class A-2 Note Interest, pari passu;

                  (viii) to the Class B Noteholders, the Class B Note Interest for the related Collection Period (to the extent the disbursement of the Class B Note Interest will not result in an Available Funds Shortfall);

                  (ix) to the Class C Noteholders, the Class C Note Interest for the related Collection Period (to the extent the disbursement of the Class C Note Interest will not result in an Available Funds Shortfall);

                  (x) to the Class D Noteholders, the Class D Note Interest for the related Collection Period (to the extent the disbursement of the Class D Note Interest will not result in an Available Funds Shortfall);

                  (xi) to the Class E Noteholders, the Class E Note Interest for the related Collection Period (to the extent the disbursement of the Class E Note Interest will not result in an Available Funds Shortfall);

                  (xii) until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date, and (b) any Class A Overdue Principal, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Note Principal Balance of the Class A Notes then outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Notes) to zero before any principal payment is made to the next Class;

                  (xiii) until the Class B Note Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B Base Principal Distribution Amount for such Payment Date, and (b) any Class B Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B Noteholders under this clause (xiii), shall instead be paid to the Class A Noteholders pursuant to this clause (xiii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above);

                  (xiv) until the Class C Note Principal Balance has been reduced to zero, to the Class C Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class C Base Principal Distribution Amount for such Payment Date, and (b) any Class C Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, and the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class C Noteholders under this clause (xiv), shall instead be paid (x) if the Class A Noteholders pursuant to this clause (xiv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), and (y) if the Class A Note

                  Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), and (y) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class C Noteholders under this clause (xiv) shall instead be paid to the Class B Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero;

                           (xv) until the Class D Note Principal Balance has
                  been reduced to zero, to the Class D Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class D Base Principal Distribution Amount for such Payment Date, and (b) any Class D Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date; the amount otherwise required to be paid to the Class D Noteholders under this clause (xv), shall instead be paid (x) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xv) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), (y) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class D Noteholders under this clause (xv) shall instead be paid (x) to the Class B Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero, and
                  (z) if the Class A Note Principal Balance and the Class B Note Principal Balance is zero, but the Class C Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class C Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class D Noteholders under this clause (xv) shall instead be paid to the Class C Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class C Note Principal Balance up to the amount necessary to reduce such balance to zero;

                           (xvi) until the Class E Note Principal Balance has
                  been reduced to zero, to the Class E Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class E Base Principal Distribution Amount for such Payment Date, and (b) any Class E Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class E Noteholders under this clause (xvi) shall instead be paid (w) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xvi) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (and shall be paid in the sequential-pay fashion described in clause (xii) above), (x) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B Noteholders made on such Payment
                  Date) exceeds zero, the amount
                  otherwise required to be paid to the Class E Noteholders under this clause (xvi) shall instead be paid to the Class B Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero, (y) if the Class A Note Principal Balance and the Class B Note Principal Balance is zero, but the Class C Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class C Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class E Noteholders under this clause (xvi) shall instead be paid to the Class C Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class C Note Principal Balance up to the amount necessary to reduce such balance to zero, and (z) if the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance are zero, but the Class D Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class D Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Class E Noteholders under this clause (xvi) shall instead be paid to the Class D Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class D Note Principal Balance up to the amount necessary to reduce such balance to zero;

                           (xvii) to the Servicer, any other amounts due the
                  Servicer as expressly provided in the Servicing Agreement; and

                           (xviii) to the Residual Holder, any remaining
                  amounts; provided, however, that

                                (I) if a Restricting Event does not exist on
                                    such Payment Date, but if any payment of funds to the Residual Holder on such Payment Date would result in the excess of (i) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period, over (ii) the sum of (v) the Class A Note Principal Balance, ---- (w) the Class B Note Principal Balance, (x) the Class C Note Principal Balance, (y) the Class D Note Principal Balance and (z) the Class E Note Principal Balance (calculated with respect to clauses
                                    (v), (w), (x), (y) and (z) after giving
                                    effect to all payments of principal to be made on such Payment Date) being less than 3% of the Initial Aggregate Discounted Contract Principal Balance such amount shall not be paid to the Residual Holder but shall instead be paid pursuant to this clause (xviii) to the Class A Noteholders (in the sequential-pay fashion described in clause
                                    (xii) above), the Class B Noteholders, the
                                    Class C Noteholders, the Class D Noteholders and the Class E Noteholders as an additional payment of principal in an amount with respect to each such Class equal to the product of (A) a fraction, the numerator of which is the Class A Percentage, the Class B Percentage, the Class C Percentage, the Class D Percentage, or the Class E Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B Percentage, the Class C Percentage, the Class D Percentage and the Class E Percentage and (B) the amount that would otherwise be paid to the Residual Holder pursuant to this clause (xviii); and

                               (II) if a Restricting Event exists on such
                                    Payment Date, the amount otherwise required to be paid to the Residual Holder under this clause (xviii) shall instead be paid (v) if the Class A Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class A Noteholders made on such Payment Date) exceeds zero, to the Class A Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce such balance to zero (in the sequential-pay fashion described in clause above); (w) if the Class A Note Principal Balance is zero, but the Class B Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class B Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xviii) shall instead be paid to the Class B Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce such balance to zero, (x) if the Class A Note Principal Balance and the Class B Note Principal Balance are both zero, but the Class C Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class C Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xviii) shall instead be paid to the Class C Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class C Note Principal Balance up to the amount necessary to reduce such balance to zero, (y) if each of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance are zero, but the Class D Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class D Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xviii) shall instead be paid to the Class D Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class D Note Principal Balance up to the amount necessary to reduce such balance to zero and (z) if each of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance are zero, but the Class E Note Principal Balance on such Payment Date (after giving effect to all prior payments of principal to the Class E Noteholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Residual Holder under this clause (xviii) shall instead be paid to the Class E Noteholders pursuant to this clause (xviii) during such time as a Restricting Event is continuing as an additional reduction of the Class E Note Principal Balance up to the amount necessary to reduce such balance to zero.

As used in this Prospectus Supplement, the following terms have the following meanings:

         Advance Payment: With respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

         Aggregate Initial Note Principal Balance: The aggregate of the Initial Class A Note Principal Balance, the Initial Class B Note Principal Balance, the Initial Class C Note Principal Balance, the Initial Class D Note Principal Balance and the Initial Class E Note Principal Balance.

         Available Distribution Amount: With respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

         Available Funds: With respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, plus proceeds of any Servicer Advances made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period.

         Available Funds Shortfall: An event which occurs on a Payment Date if the Class A Base Principal Distribution Amount for such Payment Date exceeds the Available Distribution Amount for such Payment Date.

         Base Principal Amount: With respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.

         Class A Base Principal Distribution Amount: (a) With respect to any Collection Period prior to the Class B Termination Date, the Class C Termination Date, the Class D Termination Date or the Class E Termination Date, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Collection Period; (b) with respect to the Class B Termination Date, the Class C Termination Date, the Class D Termination Date or the Class E Termination Date, as the case may be, the amount described in clause (a) above plus the portion of the Class B Base Principal Distribution Amount, the Class C Base Principal Distribution Amount, the Class D Base Principal Distribution Amount or the Class E Base Principal Distribution Amount, as applicable, not applied as a reduction of the Class B Note Principal Balance, the Class C Note Principal Balance, the Class D Note Principal Balance or the Class E Note Principal Balance, respectively, on such date; and (c) with respect to any Collection Period following the Class B Termination Date, the Class C Termination Date, the Class D Termination Date or the Class E Termination Date, as the case may be, the amount described in clause (a) above plus the Class B Base Principal Distribution Amount, the Class C Base Principal Distribution Amount, the Class D Base Principal Distribution Amount and/or the Class E Base Principal Distribution Amount, as the case may be, for such Collection Period.

         Class A Note Principal Balance: At any time, the Initial Class A Note Principal Amount minus all payments theretofore received by the Class A Noteholders on account of principal.

         Class A Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Noteholders on all prior Payment Dates.

         Class A-1 Maturity Date: ______________, _____.

         Class A-1 Note Current Interest: With respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, (y) the Class A-1 Note Rate and (z) the aggregate Class A-1 Note Principal Balance outstanding immediately prior to such Payment Date.

         Class A-1 Note Interest: With respect to any Collection Period, the Class A-1 Note Current Interest and the Class A-1 Overdue Interest.

         Class A-1 Note Principal Balance: At any time, the Initial Class A-1 Note Principal Balance minus all payments theretofore received by the Class A-1 Noteholders on account of principal.

         Class A-1 Note Rate: ______%.

         Class A-1 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-1 Note Interest due on the immediately preceding Payment Date over the Class A-1 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class A-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii), (y) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, and (z) the sum of the Class A-1 Note Rate plus 1%, and (b) any Class A-1 Overdue Interest paid on such Payment Date.

         Class A-2 Maturity Date: _________, _______.

         Class A-2 Note Current Interest: With respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A-2 Note Rate and (y) the aggregate Class A-2 Note Principal Balance outstanding immediately prior to such Payment Date.

         Class A-2 Note Interest: With respect to any Collection Period, the Class A-2 Note Current Interest and the Class A-2 Overdue Interest.

         Class A-2 Note Principal Balance: At any time, the Initial Class A-2 Note Principal Balance minus all payments theretofore received by the Class A-2 Noteholders on account of principal.


         Class A-2 Note Rate: _____%.

         Class A-2 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A-2 Note Interest due on the immediately preceding Payment Date over the Class A-2 Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class A-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (x) the sum of clauses (i) and (ii) and
(y) one-twelfth of the sum of the Class A-2 Note Rate plus 1%, and (b) any Class A-2 Overdue Interest paid on such Payment Date.

         Class B Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class B Percentage and (b) the Base Principal Amount for such Payment Date.

         Class B Maturity Date: ___________, _______.

         Class B Note Current Interest: With respect to any Collection Period, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B Note Rate and (y) the aggregate Class B Note Principal Balance outstanding immediately prior to such Payment Date.

         Class B Note Interest: With respect to any Collection Period, the Class B Note Current Interest and the Class B Overdue Interest.

         Class B Note Principal Balance: At any time, the Initial Class B Note Principal Balance minus all payments theretofore received by the Class B Noteholders on account of principal.

         Class B Note Rate: ______%.

         Class B Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B Note Interest due on the immediately preceding Payment Date over the Class B Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class B Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class B Note Rate plus 1%, and (b) any Class B Overdue Interest paid on such Payment Date.

         Class B Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B Base Principal Distribution Amounts due on all prior Payment Dates ------------------------- and (b) the aggregate amount of the Principal (from whatever source) actually distributed to Class B Noteholders on all prior Payment Dates.

         Class B Termination Date: The Payment Date on which the Class B Note Principal Balance is reduced to zero.

         Class C Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class C Percentage and (b) the Base Principal Amount for such Payment Date.

         Class C Maturity Date: ___________, ________.

         Class C Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class C Note Rate and (y) the aggregate Class C Note Principal Balance outstanding immediately prior to such Payment Date.

         Class C Note Interest: With respect to any Payment Date, the Class C Note Current Interest and the Class C Overdue Interest.

         Class C Note Principal Balance: At any time, the Initial Class C Note Principal Balance minus all payments theretofore received by the Class C Noteholders on account of principal.

         Class C Note Rate: _____%.

         Class C Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class C Note Interest due on the immediately preceding Payment Date over the Class C Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class C Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class C Note Rate plus 1%, and (b) any Class C Overdue Interest paid on such Payment Date.

         Class C Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class C Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class C Noteholders on all prior Payment Dates.

         Class C Termination Date: The Payment Date on which the Class C Note Principal Balance is reduced to zero.

         Class D Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class D Percentage and (b) the Base Principal Amount for such Payment Date.

         Class D Maturity Date: ____________, _____.

         Class D Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class D Note Rate and (y) the aggregate Class D Note Principal Balance outstanding immediately prior to such Payment Date.

         Class D Note Interest: With respect to any Payment Date, the Class D Note Current Interest and the Class D Overdue Interest.

         Class D Note Principal Balance: At any time, the Initial Class D Note Principal Balance minus all payments theretofore received by the Class D Noteholders on account of principal.

         Class D Note Rate: _____%.

         Class D Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class D Note Interest due on the immediately preceding Payment Date over the Class D Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class D Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class D Note Rate plus 1%, and (b) any Class D Overdue Interest paid on such Payment Date.

         Class D Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class D Base Principal Distribution Amounts due on all prior Payment

Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class D Noteholders on all prior Payment Dates.

         Class D Termination Date: The Payment Date on which the Class D Note Principal Balance is reduced to zero.

         Class E Base Principal Distribution Amount: With respect to any Payment Date, the product of (a) the Class E Percentage and (b) the Base Principal Amount for such Payment Date.

         Class E Maturity Date: ____________, _____.

         Class E Note Current Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class E Note Rate and (y) the aggregate Class E Note Principal Balance outstanding immediately prior to such Payment Date.

         Class E Note Interest: With respect to any Payment Date, the Class E Note Current Interest and the Class E Overdue Interest.

         Class E Note Principal Balance: At any time, the Initial Class E Note Principal Balance minus all payments theretofore received by the Class E Noteholders on account of principal.

         Class E Note Rate: _____%.

         Class E Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class E Note Interest due on the immediately preceding Payment Date over the Class E Note Interest paid on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Class E Overdue Interest due and unpaid as of the immediately preceding Payment Date and
(iii) the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Class E Note Rate plus 1%, and (b) any Class E Overdue Interest paid on such Payment Date.

         Class E Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class E Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class E Noteholders on all prior Payment Dates.

         Class E Termination Date: The Payment Date on which the Class E Note Principal Balance is reduced to zero.

         Defaulted Contract. A Contract becomes a "Defaulted Contract" at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent or (iii) that was repurchased by a Source pursuant to a Source Agreement.

         Defaulted Contract Recoveries: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such

Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

         Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the five immediately preceding Payment Dates exceeds [7.5%].


         Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

         Delinquent Contract: As of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination
Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

         Determination Date: With respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

         Discounted Contract Principal Balance: With respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract, purchased by First Sierra pursuant to the Servicing Agreement, shall be equal to zero.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         Early Termination Contract: Any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

         Excluded Amounts: Any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

         Expired Contract: Any Contract that has terminated on its scheduled expiration date.

         Final Scheduled Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

         Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the five immediately preceding Payment Dates exceeds [2.5%].


         Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

         Initial Class A Note Principal Balance: $___________.

         Initial Class A-1 Note Principal Balance: $__________.

         Initial Class A-2 Note Principal Balance: $__________.

         Initial Class B Note Principal Balance: $__________.

         Initial Class C Note Principal Balance: $__________.

         Initial Class D Note Principal Balance: $__________.

         Initial Class E Note Principal Balance: $__________.

         Initial Unpaid Amount: With respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

         Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including September __, 1998 to but excluding such Payment Date.

         Majority Holders: The applicable Noteholders that together own Notes with an aggregate Percentage Interest in excess of 50%.

         Percentage Interest: With respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.

         Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.

         Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         Repurchase Amount: With respect to a Payment Date and a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture);
(ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         Restricting Event: An event which shall occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement, (b) a Gross Charge-Off Event exists, or (c) a Delinquency Trigger Event exists.

         Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related

Collection Period; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

         Substitute Contract Cut-Off Date: With respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.

         Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the sum of (v) the outstanding Class A Note Principal Balance, (w) the outstanding Class B Note Principal Balance; (x) the outstanding Class C Note Principal Balance, (y) the outstanding Class D Note Principal Balance and (z) the outstanding Class E Note Principal Balance, after taking into account any distributions on such Payment Date.

         Trust Operating Expenses: With respect to any Payment Date, an amount equal to the amounts owing to the Servicer and the Indenture Trustee pursuant to the Indenture and payable out of Available Funds in priority to amounts owing the Noteholders.


WITHHOLDING

         The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than The Depository Trust Company, then in the event that the Indenture Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.


REPORTS TO NOTEHOLDERS

         On each Payment Date the Indenture Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Amount as to (a) and (b) below):

                  a. With respect to a statement to a Class A Noteholder, a Class B Noteholder or a Subordinate Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Base Principal Amount and Class A Overdue Principal, Class B Overdue Principal, Class C Overdue Principal, Class D Overdue Principal or Class E Overdue Principal;

                  b. With respect to a statement to a Class A Noteholder, a Class B Noteholder or a Subordinate Noteholder, the amount of such payment allocable to Class A-1 Note Current Interest, Class A-2 Note Current Interest, Class B Note Current Interest, Class C Note Current Interest, Class D Note Current Interest or Class E Note Current Interest and Class A-1, Class A-2, Class B, Class C, Class D or Class E Overdue Interest;

                  c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;

                  d. The aggregate Class A Note Principal Balance (and, individually, the Class A-1 Note Principal Balance and the Class A-2 Note Principal Balance), the aggregate Class B Note Principal Balance, the aggregate Class C Note Principal Balance, the aggregate Class D Note Principal Balance, the aggregate Class E Note Principal Balance, the Class A Note Factor, the Class B Note Factor, the Class C Note Factor, the Class D Note Factor, the Class E Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                  e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  f. The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

                  g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

         The "Class A Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class A Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class A Note Principal Balance.

         The "Class B Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class B Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B Note Principal Balance.

         The "Class C Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class C Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class C Note Principal Balance.

         The "Class D Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class D Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class D Note Principal Balance.

         The "Class E Note Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Class E Note Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class E Note Principal Balance.

         The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

         In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 1999, the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.


OPTIONAL REDEMPTION

         The Indenture will provide that following the Record Date on which the Aggregate Outstanding Principal Balance of the Notes is less than 10% of the Aggregate Initial Note Principal Balance, the Residual Holder will have the option to cause the early retirement of the Notes. In the event of such a redemption, the entire outstanding Class A-1 Note Principal Balance, Class A-2 Note Principal Balance, Class B Note Principal Balance, Class C Note Principal Balance, Class D Note Principal Balance, Class E Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, and the Class E Noteholders, respectively, on such Payment Date.


REMITTANCE AND OTHER SERVICING PROCEDURES

         The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

         The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

         The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Noteholders, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for enforcing any security interest in any item of Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions, making Servicer Advances (at its sole discretion), providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.


EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee and each Rating Agency dated not later than April 30, 1999, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the

Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 1999, the Servicer shall deliver to the Indenture Trustee and each Rating Agency a copy of such statement.

         The Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

         The Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.


CERTAIN MATTERS RELATING TO THE SERVICER

         The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon consent of the Indenture Trustee at the direction of the Majority Holders or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.


EVENTS OF SERVICING TERMINATION

         An "Event of Servicing Termination" under the Servicing Agreement will occur (a) if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three Business Days but not more than once in any Collection Period; (b) if the Servicer fails to submit a Servicer's Certificate, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing

Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Indenture Trustee, the Trust or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Indenture Trustee or to the Indenture Trustee or the Servicer by the Trust or any Noteholders or (y) the date on which any Servicing Officer is required pursuant to the terms of the Servicing Agreement to provide notice to the Noteholders of any such failure or breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein; or (g) a final judgment or order shall be rendered against the Servicer for payment in excess of $500,000 and continues for 90 days without a stay.


RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination has occurred and is continuing, the Indenture Trustee or the Majority Holders may terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Indenture Trustee or such successor Servicer as may be appointed in accordance with the procedures set forth in the Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Indenture Trustee or the successor Servicer, as the case may be, shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.


EVENTS OF DEFAULT

         Upon the occurrence of an Event of Default, the Indenture Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Notes to be due and payable, together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:

         (i) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or the Indenture when due; or

         (ii) failure to distribute or cause to be distributed (x) to the Indenture Trustee, for the benefit of the Noteholders, on any Payment Date an amount equal to the principal due on the outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the

Collection Account or (y) on the Class A-1 Maturity Date, Class A-2 Maturity Date, Class B Maturity Date, Class C Maturity Date, Class D Maturity Date or the Class E Maturity Date, as the case may be, any remaining principal owed on the outstanding Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes, as the case may be.

         "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class E Notes,
(a) the Majority Holders of the Class C Notes, the Class D Notes and the Class E Notes and (b) the Majority Holders of the Class A Notes, (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class D Notes and the Class E Notes, (a) the Majority Holders of the Class C Notes and the Class D Notes and (b) the Majority Holders of the Class A Notes;
(iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class C Notes, the Class D and the Class E Notes,
(a) the Majority Holders of the Class C Notes and (b) the Majority Holders of the Class A Notes; (iv) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B Notes, (a) the Majority Holders of the Class B Notes and (b) the Majority Holders of the Class A Notes; and (v) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Notes, the Majority Holders of the Class A Notes.


TERMINATION OF THE TRUST

         The Trust and the Indenture will terminate, (i) at the option of the Residual Holder, at any time which is 123 days after the payment to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance, the Class D Note Principal Balance and the Class E Note Principal Balance to zero; or (ii) after the 120th day following the Class B Maturity Date. Upon termination of the Trust and the reduction of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance, the Class D Note Principal Balance and the Class E Note Principal Balance to zero and payment of any amounts then owing to the Indenture Trustee, any remaining property then held by the Trust shall be distributed to the Residual Holder.

         The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Indenture.


AMENDMENT

         The Transaction Documents may be amended by agreement of the Indenture Trustee, the Depositor and the Servicer at any time, without consent of the Noteholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

         The Transaction Documents may also be amended from time to time by the Indenture Trustee, the Depositor, the Servicer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.

         The Indenture Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                             THE INDENTURE TRUSTEE


GENERAL

         The Indenture Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

         The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer or the Noteholders of any Class evidencing more than 25% of the Percentage Interests of such Class may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Indenture Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


DUTIES AND IMMUNITIES OF THE INDENTURE TRUSTEE

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra of any funds paid to the Sellers in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

         No recourse is available based on any provision of the Servicing Agreement, the Notes or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

         The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

                               THE OWNER TRUSTEE

         First Union Trust Company, National Association will act as the Owner Trustee under the Trust Agreement. First Union Trust Company, National Association is a national banking corporation, and its principal offices are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on, and the weighted average life of, the Offered Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Offered Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

         The Contracts generally do not provide for the right of the Obligor to prepay. Under the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

         The Expected Final Payment Date for the Class A-1 Notes is ______, 1999, for the Class A-2 Notes is ____________ , ____, for the Class B Notes is ________, ____, for the Class D Notes is __________, ____ and for the Class E Notes is __________, ____. Such dates are the dates on which the related Note Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Contracts are received at a rate of [4%] CPR and
(ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Offered Notes is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.

         "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security is repaid to the investor. The weighted average lives of the Offered Notes will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Offered Notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.


WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES

         For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on September __, 1998, (ii) distributions on the Notes are made on the 12th day of each month regardless of the day on which the Payment Date actually occurs, commencing in October 1998 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is _____% per annum, (vi) Prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on October 1, 1998 (vii) no Restricting Event occurs, (viii) the Class A-1 Note Rate is ______% per annum, the Class A-2 Note Rate is ______% per annum, the Class B Note Rate is ______% per annum, the Class C Note Rate is ______% per annum, the Class D Note Rate is ______% per annum, and the Class E Note Rate is ______% per annum, (ix) the Servicing Fee is 0.50% per annum, (x) the Contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $______________ and (xi) Scheduled Payments on such contract are timely received (collectively, the "Modeling Assumptions").

         Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Initial Class A Note Principal Balance outstanding and the Initial Class B Note Principal Balance outstanding and the weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

         The following tables set forth the percentages of the initial principal amount of the Class A-1 Notes, the Class A-2 Notes and the Class B Notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 2%, 4%, 6% and 8%, respectively.

                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                 CLASS A-1 NOTES


                             Prepayment Speed (CPR)

       Payment                           0%       2%        4%       6%       8%
        Date
--------------------------------------------------------------------------------

Closing Date                             100%      100%    100%    100%    100%
September __, 1999                          %         %       %       %       %
September __, 2000                          %         %       %       %       %
September __, 2001                          %         %       %       %       %
September __, 2002                          %         %       %       %       %
September __, 2003                          %         %       %       %       %
September __, 2004                          %         %       %       %       %
September __, 2005                          %         %       %       %       %
September __, 2006                          %         %       %       %       %

--------------------------------------------------------------------------------
Weighted Average
  Life (years)



                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                 CLASS A-2 NOTES

                             Prepayment Speed (CPR)

         Payment                    0%         2%            4%          6%        8%
         Date
--------------------------------------------------------------------------------------

Closing Date                       100%        100%        100%         100%      100%
September __, 1999                    %           %           %            %         %
September __, 2000                    %           %           %            %         %
September __, 2001                    %           %           %            %         %
September __, 2002                    %           %           %            %         %
September __, 2003                    %           %           %            %         %
September __, 2004                    %           %           %            %         %
September __, 2005                    %           %           %            %         %
September __, 2006                    %           %           %            %         %

---------------------------------------------------------------------------------------

Weighted Average
  Life (years)


                           PERCENTAGE OF INITIAL NOTE
                          PRINCIPAL BALANCE OUTSTANDING

                                  CLASS B NOTES

                             Prepayment Speed (CPR)
                             ---------------------

         Payment                0%    2%       4%       6%        8%
          Date
----------------------------------------------------------------------

Closing Date                 100%    100%     100%      100%     100%
September __, 1999              %       %        %         %        %
September __, 2000              %       %        %         %        %
September __, 2001              %       %        %         %        %
September __, 2002              %       %        %         %        %
September __, 2003              %       %        %         %        %
September __, 2004              %       %        %         %        %
September __, 2005              %       %        %         %        %
September __, 2006              %       %        %         %        %

----------------------------------------------------------------------
Weighted Average
  Life (years)



         The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Offered Notes will be as calculated above. Because the rate of distributions of principal of the Offered Notes will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Offered Notes will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

         The effective yield to the Offered Noteholders will depend upon, among other things, the price at which such Offered Notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Offered Noteholders. See "Material Risks" in the Prospectus.

         Due to the subordination provisions applicable to the Notes, it is likely that the Class A Note Principal Balance will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Notes -- Flow of Funds" in this Prospectus Supplement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors are recommended to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.


TAX CHARACTERIZATION OF THE TRUST

         Dewey Ballantine LLP, tax counsel to the Trust ("Tax Counsel"), is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The parties to the transaction agree, and the Noteholders will agree by their purchase of Offered Notes, to treat the Offered Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Offered Notes. In general, whether instruments such as the Offered Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is expected to conclude that, for federal income tax purposes, the Offered Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Receivables, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity.

         If the Offered Notes are characterized as indebtedness, interest paid or accrued on an Offered Note will be treated as ordinary income to the Noteholders and principal payments on an Offered Note will be treated as a return of capital to the extent of the Noteholder's basis in the Offered Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Offered Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original discount, if any, accrued on the Offered Notes to the extent required by law.

         Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Offered Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Offered Notes did not represent debt for federal income tax purposes, holders of the Offered Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Trust will treat the Offered Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Offered Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

         Original Issue Discount. It is anticipated that the Offered Notes will not have any original issue discount ("OID") other than possibly OID of a de minimis amount and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 100% of the CPR.

         Market Discount. A subsequent purchaser who buys an Offered Note for less than its principal amount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. If a subsequent purchaser of an Offered Note disposes of such Class A Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Offered Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Offered Note immediately after such purchaser acquired the Note. In general, market discount on an Offered Note will be treated as accruing over the term of such Offered Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the CPR). At the request of a holder of an Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire an Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys an Offered Note for more than its principal amount generally will be considered to have purchased the Offered Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Offered Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Offered Note over the period from the purchase date to the date of maturity of the Offered Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). Proposed regulations implementing the provisions of the Tax Reform Act of 1986 provide for the use of the constant yield method to determine the amortization of premiums. Such proposed regulations will apply to bonds acquired on or after 60 days after the final regulations are published. A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         Sale or Redemption of Notes. If an Offered Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Offered Note. Such adjusted basis generally will equal the cost of the Offered Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Offered Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Offered Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of an Offered Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Offered Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

         Information Reporting and Backup Withholding. The Issuer will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes, the amount of any OID on the Notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt Noteholders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, and individual retirement accounts). Each

Noteholder (other than Noteholders who are not subject to the reporting requirements, or foreign persons who provide certification as to their status as described below) will be required to provide to the Issuer, under penalties of perjury, a certificate on IRS Form W-9 or its equivalent containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuer will be required to withhold with respect to amounts otherwise payable to the Noteholder equal to 31% of such interest and OID (if any) and remit the withheld amounts to the IRS as a credit against the Noteholder's federal income tax liability.

         The IRS recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 remain valid until the due date or expiration of the certificate under the rules as currently in effect.

         Foreign Investors. Interest, including OID (if any), distributable to a Noteholder who or which is not a United States person (other than a foreign bank and certain other persons) generally will not be subject to United States withholding tax (possibly reduced by treaty) imposed with respect to such payments, provided that such Noteholder fulfills certain certification requirements. For these purposes, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. Under the certification requirements, a foreign Noteholder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. The Withholding Regulations, which will be effective for payments made after December 31, 1999, provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. If income or gain with respect to a Note is effectively connected with a United States trade or business carried on by a Noteholder who or which is not a United States person, the withholding tax will not apply, but such Noteholder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the Notes.

                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Offered Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Notes.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         In addition to the matters described below, purchasers of the Offered Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Offered Notes.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be "plan assets" of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Offered Notes are treated as an equity interest for such purposes, the acquisition or holding of the Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by a Department of Labor Class Exemption.

         Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

         Any Benefit Plan fiduciary considering the purchase of an Offered Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. The sale of Offered Notes to a Benefit Plan is in no respect a representation by the Depositor or the Placement Agent that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                     RATINGS

         [As a condition to the issuance of the Class A-1 Notes, the Class A-1 Notes must be rated "P-1" by S&P, "D-1+" by DCR and "____" by Fitch; as a condition to the issuance of the Class A-2 Notes, the Class A-2 Notes must be rated "AAA" by S&P, DCR and Fitch; and as a condition to the issuance of the Class B Notes, the Class B Notes must be rated "A" by S&P, DCR and Fitch.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Offered Notes address the likelihood of the receipt by the Offered Noteholders of all distributions to which such Offered Noteholders are entitled. The ratings assigned to the Offered Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Offered Noteholders might suffer a lower than anticipated yield.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes dated _________, 1998, the Depositor has agreed to sell and Wheat First Securities, Inc., doing business as First Union Capital Markets ("First Union"), and Prudential Securities Incorporated, Inc. ("Prudential" and, together with First Sierra, the "Underwriters"), have agreed to purchase, the Offered Notes. In addition, First Union Corporation, the parent corporation of First Union, owns approximately 3.3% of the outstanding common stock of First Sierra.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Offered Notes offered hereby if any of such Offered Notes are purchased.

         The Underwriters have advised the Depositor that they propose to offer the Offered Notes purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Notes for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Notes purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of the Offered Notes by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         For further information regarding any offer or sale of the Offered Notes pursuant to this Prospectus Supplement and the Prospectus, see "Methods of Distribution" in the Prospectus.

         The Transaction Documents and the Underwriting Agreement provide that First Sierra will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters relating to the Notes will be passed upon by Dewey Ballantine LLP, New York, New York. Certain Federal income tax matters will be passed upon for the Trust by Dewey Ballantine LLP, New York, New York.

                    REPORT OF PUBLIC INDEPENDENT ACCOUNTANTS

[To the managers of First Sierra Equipment Contract Trust 1998-1:

         We have audited the accompanying balance sheet of First Sierra Equipment Contract Trust 1998-1, as of _____________. This financial statement is the responsibility of the Trust management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of First Sierra Equipment Contract Trust 1998-1, as of _____________, as of _______________, in conformity with generally accepted accounting principles.]

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1




                             BALANCE SHEET -- [DATE]


                                                     ASSETS
Cash...........................................................................................................$1,000

                                                 OWNER'S EQUITY
OWNER'S EQUITY:


              Trust Certificate............................................................................... ..1000
              Total liabilities and owner's equity.............................................................$1,000


         The accompanying notes are an integral part of this statement.

                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1

                          NOTES TO FINANCIAL STATEMENTS


1.            Nature of Operations:

              First Sierra Equipment Contract Trust 1998-1 (the Trust), was formed in the State of Delaware on _____________. The Trust has been inactive since that date.

              The Trust was organized to engage exclusively in the following business and financial activities: to acquire equipment contracts from First Sierra and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2.            Capital Contribution:

              First Sierra purchased a trust certificate representing 100% of the beneficial ownership interest in the Trust for $1,000 on _______________.

                        INDEX OF PRINCIPAL DEFINED TERMS






                                                                            Page
Advance Payment...............................................................44
Advance Payments..............................................................38
Aggregate Discounted Contract Principal Balance..........................7,12,18
Aggregate Initial Note Principal Balance......................................44
Aggregate Note Principal Balance...............................................7
Available Distribution Amount.................................................44
Available Funds.............................................................8,44
Available Funds Shortfall...................................................8,44
Bankers Trust Company..........................................................5
Base Principal Amount.......................................................7,44
Class..........................................................................6
Class A Base Principal Distribution Amount....................................44
Class A Initial Note Principal Balance.........................................6
Class A Note Factor...........................................................53
Class A Note Principal Balance................................................45
Class A Notes...............................................................6,35
Class A Overdue Principal.....................................................45
Class A Percentage............................................................35
Class A-1 Maturity Date.......................................................45
Class A-1 Note Current Interest...............................................45
Class A-1 Note Interest.......................................................45
Class A-1 Note Principal Balance..............................................45
Class A-1 Note Rate...........................................................45
Class A-1 Notes.............................................................6,35
Class A-1 Overdue Interest....................................................45
Class A-2 Maturity Date.......................................................45
Class A-2 Note Current Interest...............................................45
Class A-2 Note Interest.......................................................45
Class A-2 Note Principal Balance..............................................45
Class A-2 Note Rate...........................................................45
Class A-2 Notes.............................................................6,35
Class A-2 Overdue Interest....................................................45
Class B Base Principal Distribution Amount....................................46
Class B Maturity Date.........................................................46
Class B Note Current Interest.................................................46
Class B Note Factor...........................................................53
Class B Note Interest.........................................................46
Class B Note Principal Balance................................................46
Class B Note Rate.............................................................46
Class B Notes...............................................................6,35
Class B Overdue Interest......................................................46
Class B Percentage............................................................35
Class C Base Principal Distribution Amount....................................46
Class C Maturity Date.........................................................46
Class C Note Current Interest.................................................46
Class C Note Factor...........................................................53
Class C Note Interest.........................................................46
Class C Note Principal Balance................................................47
Class C Note Rate.............................................................47
Class C Notes...............................................................6,35
Class C Overdue Interest......................................................47

Class C Overdue Principal.....................................................47
Class C Termination Date......................................................47
Class D Base Principal Distribution Amount....................................47
Class D Maturity Date.........................................................47
Class D Note Current Interest.................................................47
Class D Note Factor...........................................................53
Class D Note Interest.........................................................47
Class D Note Principal Balance................................................47
Class D Notes...............................................................6,35
Class D Overdue Interest......................................................47
Class D Overdue Principal.....................................................47
Class D Termination Date......................................................48
Class E Base Principal Distribution Amount....................................48
Class E Maturity Date.........................................................48
Class E Note Current Interest.................................................48
Class E Note Factor...........................................................54
Class E Note Interest.........................................................48
Class E Note Principal Balance................................................48
Class E Notes...............................................................6,35
Class E Overdue Interest......................................................48
Class E Overdue Principal.....................................................48
Class E Termination Date......................................................48
Closing Date...................................................................7
Code..........................................................................66
Collection Period..............................................................7
Conditional Prepayment Rate...................................................61
Contract Files................................................................34
Contracts...................................................................6,10
Controlling Parties...........................................................58
CPR...........................................................................61
Cut-Off Date..................................................................10
Defaulted Contract............................................................48
Defaulted Contract Recoveries.................................................48
Delinquency Trigger Event...................................................8,49
Delinquency Trigger Ratio.....................................................49
Delinquent Contract...........................................................49
Delinquent Contracts...........................................................9
Depositor......................................................................5
Determination Date............................................................49
Discount Rate..............................................................11,17
Discounted Contract Principal Balance....................................1,18,49
Early Termination Contract....................................................49
Equipment.....................................................................10
ERISA.........................................................................15
Event of Servicing Termination................................................56
Events of Default.............................................................57
Excluded Amounts..............................................................50
Expected Final Payment Date....................................................6
Expired Contract..............................................................50
Final Scheduled Payment.......................................................50
First Sierra...................................................................5
First Union...................................................................70
Fitch IBCA....................................................................15
Gross Charge-Off Event......................................................8,50
Gross Charge-Off Ratio........................................................50
Indenture......................................................................6

Indenture Trustee..............................................................5
Indenture Trustee Expenses....................................................60
Indenture Trustee Fee.........................................................60
Initial Class A Note Principal Balance.....................................35,50
Initial Class A-1 Note Principal Balance...................................35,50
Initial Class A-2 Note Principal Balance...................................35,50
Initial Class B Note Principal Balance.....................................35,50
Initial Class C Note Principal Balance........................................50
Initial Class D Note Principal Balance........................................50
Initial Class E Note Principal Balance........................................50
Initial Note Principal Balance.................................................6
Initial Offered Note Principal Balance......................................6,35
Initial Unpaid Amount.........................................................50
Insurance Policies............................................................34
Interest Accrual Period.......................................................51
IRS...........................................................................65
Legal Final Maturity Date......................................................6
Lockbox Bank..................................................................38
Majority Holders..............................................................51
Modeling Assumptions..........................................................61
Non-Offered Notes...........................................................6,35
Note Current Interest..........................................................7
Note Rate......................................................................6
Noteholders....................................................................6
Notes..........................................................................6
Obligor.......................................................................11
Offered Notes...............................................................6,35
OID...........................................................................66
Originator.....................................................................5
Overdue Interest...............................................................7
Overdue  Principal.............................................................8
Owner Trustee..................................................................5
Payment Date...................................................................7
Percentage Interest...........................................................51
Plan Assets Regulation........................................................69
Pool Factor...................................................................54
Prepayment....................................................................51
Prepayment Amount.............................................................51
Principal Payment Percentage...................................................8
Private Label.................................................................28
Prudential....................................................................70
PTCE..........................................................................69
Rating Agencies...............................................................15
Receivables.................................................................6,10
Receivables Transfer Agreement................................................10
Record Date....................................................................7
Repurchase Amount..........................................................19,51
Residual Holder................................................................7
Restricting Event...........................................................8,51
S&P...........................................................................15
Scheduled Payments......................................................11,18,51
Securities....................................................................35
Securities Act................................................................71
Sellers.....................................................................5,27
Servicer....................................................................5,30
Servicer Advance...........................................................14,39

Servicer Fee") equal to the product of (i) one-twelfth of 0.50................12
Servicer's Certificate........................................................39
Servicing Agreement...........................................................11
Servicing Charges.............................................................13
Servicing Fee Rate............................................................12
Servicing Officer.............................................................56
Servicing Standard............................................................20
Source........................................................................10
Source Agreement..............................................................10
Statistic Calculation Date....................................................11
Statistical Discount Rate..................................................11,17
Statistical Discounted Contract Principal Balance..........................11,17
Subordinate Securities........................................................35
Substitute Contract...........................................................19
Substitute Contract Cut-Off Date..............................................52
Supplementary Report..........................................................56
Tax Counsel................................................................15,65
Transaction Documents.........................................................11
Transfer Date.................................................................36
Trust..........................................................................5
Trust Agreement................................................................5
Trust Assets................................................................6,10
Trust Certificate...........................................................6,35
Trust Certificate Principal Balance.........................................7,52
Trust Operating Expenses......................................................52
UCC...........................................................................14
Underwriters..................................................................70
Underwriting Agreement........................................................70

================================================================================
No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement and the Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to any one to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

-------------------

                             TABLE OF CONTENTS PAGE
                             PROSPECTUS SUPPLEMENT

Summary Of Terms.................................................................................................S-
Risk Factors.....................................................................................................S-
The Receivables..................................................................................................S-
The Sellers......................................................................................................S-
First Sierra.....................................................................................................S-
The Servicer.....................................................................................................S-
Formation Of The Trust...........................................................................................S-
Description Of The Notes.........................................................................................S-
The Indenture Trustee............................................................................................S-
The Owner Trustee................................................................................................S-
Prepayment And Yield Considerations..............................................................................S-
Certain Federal Income Tax Consequences..........................................................................S-
State And Local Tax Considerations...............................................................................S-
Erisa Considerations.............................................................................................S-
Legal Investment.................................................................................................S-
Ratings..........................................................................................................S-
Method Of Distribution...........................................................................................S-
Legal Matters....................................................................................................S-
Index Of Principal Defined Terms...................................................................................

                                                PROSPECTUS

Available Information..............................................................................................
Incorporation of Certain Documents by Reference....................................................................
Reports to Securityholders.........................................................................................
Summary............................................................................................................
Material Risks.....................................................................................................
Use of Proceeds....................................................................................................
The Issuers........................................................................................................
The Asset Pools....................................................................................................
The Receivables....................................................................................................
First Sierra.......................................................................................................
The Servicer.......................................................................................................
Prepayment and Yield Considerations................................................................................
Pool Factors.......................................................................................................
The Company........................................................................................................
The Trustees.......................................................................................................
Description of the Securities......................................................................................
Description of the Trust Agreements................................................................................
Certain Legal Matters Affecting the Receivables....................................................................
Material Federal Income Tax Consequences...........................................................................
ERISA Considerations...............................................................................................
Method of Distribution.............................................................................................
Certain Legal Matters..............................................................................................
Financial Information..............................................................................................
Additional Information.............................................................................................
Index of Terms.....................................................................................................

Until 90 days after the date of this Prospectus Supplement, all dealers that effect transactions in the Offered Notes, whether or mot participating in this offering, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the dealers' obligation to deliver a Prospectus Supplement and the related Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
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                  FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1

                                $________________


                          FIRST SIERRA FINANCIAL, INC.
                             Originator and Servicer


                       FIRST SIERRA RECEIVABLES III, INC.
                                    Depositor


                              $______________ ____%

                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-1

                              $_____________ _____%

                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-2

                              $_____________ _____%

                    EQUIPMENT CONTRACT BACKED NOTES, CLASS B





                           --------------------------

                              PROSPECTUS SUPPLEMENT
                           --------------------------




                           FIRST UNION CAPITAL MARKETS

                       PRUDENTIAL SECURITIES INCORPORATED


                               ____________, 1998


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